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                                                       OMB APPROVAL
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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                SCHEDULE 14A

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
    RULE 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-12

                      THE MAY DEPARTMENT STORES COMPANY
 ------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


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   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

    (5) Total fee paid:

    ----------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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SEC 1913
(04-04) PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.


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[MAY Logo]

The May Department Stores Company
611 Olive Street
St. Louis, Missouri 63101-1799

                                             April 22, 2004

Dear Fellow Shareowner:

         It is our privilege to invite you to attend May's 2004 annual meeting of shareowners. We are holding the meeting at 9 a.m. (EDT) on Friday, May 21, 2004, at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia 23220. The Notice of Annual Meeting and Proxy Statement that follow this letter describe the matters to be voted on during the meeting.

         Even if you own only a few shares, we want your shares to be represented at the meeting. We encourage you to read this proxy statement and vote your shares as soon as possible. Again this year, you may vote your shares via the Internet or by telephone. To do so, please follow the instructions on your proxy card. If you vote this year's proxy via the Internet, you may also sign up to receive and view future annual reports and proxy statements electronically on our Web site. The Internet provides a simple, convenient way to receive these documents, and it is cost effective for May. If you have Internet access, we hope you will take advantage of this feature.

         William D. Perez, president and chief executive officer of S.C. Johnson and Son, Inc., has decided not to stand for re-election to the board of directors because of the many outside demands on his time. We acknowledge with deep appreciation Bill's service as a director during the past five years and the valued ideas, insights and contributions he made to the success of the company.

         We appreciate your continued confidence in May and look forward to seeing you at the annual meeting. Even if you cannot attend the meeting, your vote is very important to the company. Please return a signed proxy card, or vote your shares over the Internet or by telephone as soon as possible so that your shares are represented at the meeting.

Cordially,

/s/ Eugene S. Kahn                                   /s/ John L. Dunham

Eugene S. Kahn                                       John L. Dunham
Chairman of the Board and                            President
Chief Executive Officer





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TABLE OF CONTENTS

Notice of Annual Meeting of Shareowners........................1
Proxy Statement................................................1
The Election of Directors......................................2
Beneficial Owners..............................................5
Beneficial Ownership of Directors and Executive Officers.......5
Executive Compensation.........................................5
Stock Price Performance.......................................11
Corporate Governance..........................................11
The Board of Directors and Committees of the Board............12
Ratification of the Appointment of Independent Accountants....15
Proposal to Amend May's Executive Incentive Compensation
     Plan for Corporate Executives............................15
Proposal to Amend May's 1994 Stock Incentive Plan.............16
Proposal by a Shareowner Concerning a Classified Board........19
General.......................................................19




NOTICE OF ANNUAL MEETING OF SHAREOWNERS

The shareowners of The May Department Stores Company, a Delaware corporation, will hold their annual meeting on May 21, 2004, at 9 a.m.
(EDT). The meeting will be held at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia 23220.

     The proposals for the meeting are:

(a)  the election of five directors;

(b)  the ratification of the appointment of independent accountants;

(c) a proposal to amend May's Executive Incentive Compensation Plan for Corporate Executives;

(d)  a proposal to amend May's 1994 Stock Incentive Plan; and

(e)  a shareowner proposal concerning a classified board.

     The proxy statement discusses these proposals and contains other information about May. It also explains how you may vote at the annual meeting in person or by proxy. You may take action on additional business at the meeting if it is properly raised.

     The record date for the meeting was April 2, 2004. This means that you must have been a shareowner of record of May's common stock or of May's Employee Stock Ownership Plan preference stock ("ESOP stock") at the close of business on April 2, 2004, in order to vote at the annual meeting.

PROXY STATEMENT

We are providing this proxy statement to shareowners of May common stock and ESOP stock in connection with the board of directors' solicitation of proxies for use at the annual shareowners' meeting and when the meeting reconvenes if it is adjourned or postponed. We began mailing the proxy statement and the enclosed form of proxy on April 22, 2004.

NUMBER OF SHARES OUTSTANDING. You are entitled to one vote for each share of common stock you own. On the record date, the company's voting securities carried 305,359,960 votes and consisted of:

o 290,030,078 shares of common stock, excluding 30,425,416 shares of treasury stock; and

o    453,714 shares of ESOP stock, which carry 15,329,882 votes.

     The owners of shares of common stock and ESOP stock vote together as a single class.

PROXIES AND METHODS OF VOTING. If you own common stock in your own name, you are an "owner of record." This means that you may use the enclosed proxy card to tell the persons named as proxies how to vote your shares. If you fail to vote, the proxies cannot vote your shares at the meeting. If you participate in May's dividend reinvestment plan, the enclosed proxy card includes the shares in your dividend reinvestment plan account.

     If you participate in May's profit sharing plan, you will receive a voting instruction card for the common stock and ESOP stock allocated to your accounts in that plan. The plan trustee will vote your shares in accordance with your instructions and the terms of the plan. If you fail to vote, the trustee will vote your shares in the same proportion as it votes the shares for which it receives instructions from other plan participants. Under the terms of the plan, the trustee must receive your voting instructions by May 14, 2004.

     You have three voting options:

o INTERNET: You can vote via the Internet at the Web address shown on your proxy card (www.proxyvote.com). At that same Web address, you can also sign up to view future proxy statements and annual reports over the Internet instead of receiving paper copies. Internet voting is available 24 hours a day. If you have access to the Internet, we encourage you to vote this way. IF YOU VOTE VIA THE INTERNET, DO NOT RETURN YOUR PROXY CARD.

o TELEPHONE: You can vote by telephone by calling the toll-free number on your proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. IF YOU VOTE BY TELEPHONE, DO NOT RETURN YOUR PROXY CARD.

o PROXY CARD: You can vote by mail by simply signing, dating, and mailing your proxy card in the postage-paid envelope we have provided.


1

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     If a broker, bank, or other nominee holds your common stock for your benefit but not in your own name, your shares are in "street name." In that case, your bank, broker, or other nominee will send you a voting instruction form to use in voting your shares. The availability of Internet and telephone voting depends on their voting processes. Please follow the instructions on the voting instruction form they send you.

     The named proxies will vote all shares at the meeting that have been properly voted (whether by Internet, telephone, or mail) and not revoked. If you sign and return your proxy card but do not mark your proxy card to tell the proxies how to vote your shares on each proposal, the proxies will vote the way the board of directors recommends in this proxy statement. If action is taken at the meeting on matters that are not described in this proxy statement, the proxies will use their own judgment to determine how to vote your shares. The board of directors recommends a vote:

o    FOR the election of all director nominees;

o    FOR the ratification of the appointment of independent accountants;

o FOR the amendment to May's Executive Incentive Compensation Plan for Corporate Executives;

o    FOR the amendment to May's 1994 Stock Incentive Plan; and

o    AGAINST the shareowner proposal concerning a classified board.

     If the annual meeting is interrupted before we have completed our business or adjourned to another date, the proxies will still vote your shares when the meeting resumes, unless you revoke your instructions in the meantime. You may revoke your proxy at any time before its exercise by:

o    sending a written revocation to May's secretary;

o    voting again via the Internet or by telephone;

o signing another proxy card bearing a later date and mailing it so that we receive it prior to the annual meeting; or

o    attending the annual meeting and voting in person.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORTS. This proxy statement and the 2003 annual report are available on our Internet site at www.maycompany.com. You can elect to view future proxy statements and annual reports via the Internet instead of receiving paper copies in the mail.

     If you are a shareowner of record, choosing this option will save May the cost of producing and mailing these documents. Just follow the instructions provided when you vote via the Internet. If you elect to view future proxy statements and annual reports on the Internet, you will receive an email next year containing the Internet address to use to access our proxy statement and annual report. Your choice will remain in effect until you tell us otherwise.

     If you hold your May stock in street name through a broker, bank, or other nominee, check the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet. After you make this choice, you will receive an email next year containing the Internet address to use to access our proxy statement and annual report.

THE ELECTION OF DIRECTORS

Proposal (a) on the accompanying proxy card.

NOMINEES. The board of directors proposes the election of five directors. Mr. William D. Perez will complete his board service on May 21, 2004. Since he is not standing for re-election, the board has voted to reduce the size of the board of directors to 11 directors, effective immediately before the 2004 annual meeting. The five director nominees, together with the six directors whose terms continue beyond the annual meeting, will make up the board of directors. Each non-management nominee and the other non-management directors are "independent" directors under May's independence standards described on page 11.

     Unless you indicate otherwise on your proxy card, the proxies will vote your shares FOR the following persons for terms expiring at the annual meeting in the years indicated below and until their successors are elected and qualified:

           2006                          2007
           ----                          ----
     Helene L. Kaplan               Eugene S. Kahn
                                    James M. Kilts
                                    Russell E. Palmer
                                    William P. Stiritz

     Each nominee consented to being nominated and agreed to serve if elected. They will join the following directors whom you elected previously for terms ending at the annual meeting in the years indicated. These directors are not standing for election at this meeting:

           2005                          2006
           ----                          ----
     Marsha J. Evans                John L. Dunham
     Joyce M. Roche                 Michael R. Quinlan
     Edward E. Whitacre, Jr.
     R. Dean Wolfe

     If a nominee becomes unavailable to serve as a director before the meeting, the proxies may vote your shares for any substitute nominee proposed by the board of directors, or the board may reduce the number of directors to be elected.

INFORMATION ABOUT DIRECTORS. Biographies of the directors appear on the following pages, showing:

o    principal occupations during the last five years;

o    ages as of May 21, 2004;

o number of shares of May common stock over which each director had sole or shared voting and investment power as of March 22, 2004;

o stock units held in each director's deferred compensation plan account as of March 22, 2004; and

o number of shares of May common stock over which each director has the right to acquire sole or shared voting and investment power on or before May 21, 2004.

                                                                           2

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[PHOTO]
EUGENE S. KAHN, director since 1996, age 54 (standing for election at this meeting)

Mr. Kahn, chairman of the board and chief executive officer, joined May in 1990 as president and chief executive officer of G. Fox. He became president and chief executive officer of Filene's in 1992. He became vice chairman of May in March 1996, was appointed executive vice chairman in June 1997, and president and chief executive officer in May 1998. He assumed his current position in May 2001. Mr. Kahn beneficially owns 412,982 shares of common stock and 126,156 deferred stock units, and has the right to acquire an additional 1,010,353 shares of common stock on or before May 21, 2004.

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[PHOTO]
JOHN L. DUNHAM, director since 1997, age 57

Mr. Dunham, president, joined May in 1976 and held a number of operations positions in various divisions until 1987, when he was named chairman of Sibley's. He was named chairman of G. Fox in 1989 and was promoted to chairman of May Merchandising Company in 1993. He became executive vice president and chief financial officer in May 1996 and vice chairman and chief financial officer in November 1999. He assumed his current position in May 2001. Mr. Dunham beneficially owns 122,863 shares of common stock and 67,089 deferred stock units, and has the right to acquire an additional 315,929 shares of common stock on or before May 21, 2004.

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[PHOTO]
MARSHA J. EVANS, director since 1998, age 56

Mrs. Evans has been president and chief executive officer of The American Red Cross since August 2002. Mrs. Evans served as the national executive director of Girl Scouts of the USA from 1998 until she assumed her current position. She served with the United States Navy for 29 years, where she was commissioned ensign in 1968 and attained the designation of rear admiral before retiring in 1998. Prior to retirement, she served as superintendent of the Naval Postgraduate School in Monterey, Calif., and as director of the George C. Marshall European Center for Security Studies. She also serves on the boards of AutoZone, Inc., Lehman Brothers Holdings, Inc., and Weight Watchers International, Inc. Mrs. Evans beneficially owns 3,000 shares of common stock and 21,818 deferred stock units.

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[PHOTO]
HELENE L. KAPLAN, director since 1985, age 70 (standing for election at this meeting)

Mrs. Kaplan has been Of Counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom LLP since 1990. She is a director of ExxonMobil Corporation, J.P. Morgan Chase & Co., and MetLife, Inc. Mrs. Kaplan also serves as a trustee or director of many nonprofit cultural, educational, and scientific organizations. Mrs. Kaplan beneficially owns 20,889 shares of common stock and 13,551 deferred stock units.

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[PHOTO]
JAMES M. KILTS, director since 1998, age 56 (standing for election at this meeting)

Mr. Kilts is the chairman, president and chief executive officer of The Gillette Company. Prior to assuming his position at Gillette in February 2001, he served as president and chief executive officer of Nabisco, Inc. from 1998 to 2000. He held several positions with Philip Morris Companies, Inc., including president of Kraft Foods U.S.A. from 1989 to 1994 and executive vice president-worldwide food of Philip Morris from 1994 to 1997. Mr. Kilts serves on the boards of Delta Air Lines, Inc., Gillette, Whirlpool Corporation, the Grocery Manufacturers of America, and Knox College. Mr. Kilts beneficially owns 5,059 shares of common stock and 22,343 deferred stock units.

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[PHOTO]
RUSSELL E. PALMER, director since 1984, age 69 (standing for election at this meeting)

Mr. Palmer is the chairman and chief executive officer of The Palmer Group, a corporate investment firm. He is the retired managing partner and chief executive officer of Touche Ross International (now Deloitte and Touche LLP) and the retired dean of The Wharton School and Reliance Professor of Management and Private Enterprise at the University of Pennsylvania. Mr. Palmer is also a director of Honeywell International Inc., Safeguard Scientifics, Inc., and Verizon Communications. Mr. Palmer beneficially owns 8,265 shares of common stock and 16,702 deferred stock units.

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3

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

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[PHOTO]
MICHAEL R. QUINLAN, director since 1993, age 59

Mr. Quinlan is chairman emeritus of McDonald's Corporation. He joined McDonald's in 1963 and served as chief executive officer from 1987 to 1998 and as chairman from 1990 to 1999. He served as chairman of the executive committee of the board from 1998 to 2002. Mr. Quinlan is also a director of Dun & Bradstreet Corporation and Warren Resources, Inc., is the chairman of the board of trustees of Loyola University Chicago, and is a director of Maryville Academy, Chicago. Mr. Quinlan beneficially owns 5,715 shares of common stock and 15,112 deferred stock units.

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[PHOTO]
JOYCE M. ROCHE, director since 2003, age 57

Ms. Roche is the president and chief executive officer of Girls Incorporated, a national nonprofit research, education and advocacy organization. Prior to assuming her position at Girls Incorporated in September 2000, Ms. Roche was an independent marketing consultant from 1998 to August 2000. She served as president and chief operating officer of Carson, Inc. from 1996 to 1998 and also held senior marketing positions with Carson, Inc., Revlon, Inc., and Avon, Inc. Ms. Roche is also a director of Anheuser-Busch Companies, Inc., SBC Communications, Inc., and Tupperware Corporation. Ms. Roche beneficially owns 3,200 shares of common stock and 5,196 deferred stock units.

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[PHOTO]
WILLIAM P. STIRITZ, director since 1983, age 69 (standing for election at this meeting)

Mr. Stiritz is chairman of the boards of Energizer Holdings, Inc. and Ralcorp Holdings, Inc. He served as chairman of the board, president and chief executive officer of Agribrands International, Inc. from 1998 to May 2001 and as chief executive officer of Ralston Purina Company from 1981 to 1997. Mr. Stiritz is also a director of Ball Corporation and Vail Resorts, Inc. Mr. Stiritz beneficially owns 11,650 shares of common stock and 43,716 deferred stock units.

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[PHOTO]
EDWARD E. WHITACRE, JR., director since 1989, age 62

Mr. Whitacre is chairman of the board and chief executive officer of SBC Communications Inc. and has served in this capacity since January 1990. He is a director of Anheuser-Busch Companies, Inc., Burlington Northern Santa Fe Corporation, and Emerson Electric Co. Mr. Whitacre beneficially owns 8,265 shares of common stock and 25,631 deferred stock units.

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[PHOTO]
R. DEAN WOLFE, director since 1997, age 60

Mr. Wolfe, executive vice president of acquisitions and real estate, joined May in 1972. He served as executive vice president of real estate from 1986 to 1996, when he was appointed to his current position. Mr. Wolfe beneficially owns 234,727 shares of common stock and has the right to acquire an additional 280,045 shares of common stock on or before May 21, 2004.

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                                                                           4

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BENEFICIAL OWNERS

The following shareowners reported to the Securities and Exchange Commission that they owned more than 5% of our common stock on December 31, 2003. With respect to May's profit sharing plan, ownership is as of the record date.

                                    Number          % of          % of
Name and address                  of Shares      Outstanding     Voting
of beneficial owner                 Owned        Shares Owned    Power
----------------------------------------------------------------------------
Capital Research and              38,008,000        13.1%        12.4%
Management Company
333 South Hope Street
Los Angeles, CA 90071

Dodge & Cox                       36,150,212        12.5%        11.8%
One Sansome Street
35th Floor
San Francisco, CA 94104

Barclays Global Investors, NA     27,584,914         9.5%         9.0%
45 Fremont Street
San Francisco, CA 94105

AXA Financial, Inc.(1)            21,880,463         7.5%         7.2%
1290 Avenue of the Americas
New York, NY 10104

May's Profit Sharing Plan
    Common Stock                  12,172,260         4.2%         4.0%
    ESOP Stock(2)                    453,714        100%          5.0%
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
(1) This information is based on a Schedule 13G filed with the SEC on February 13, 2004, by AXA Financial, Inc. and certain of its affiliates, including Alliance Capital Management L.P., that it had sole voting power over 11,301,433 shares, shared voting power over 2,216,391 shares, and sole dispositive power over 21,880,463 shares.

(2)  These shares carry 15,329,882 votes.



BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Two executive officers named in the summary compensation table on page 7 are not directors of May. Thomas D. Fingleton beneficially owns 96,509 shares of common stock and 16,355 deferred stock units, and has the right to acquire an additional 175,390 shares of common stock on or before May 21, 2004. William P. McNamara beneficially owns 66,899 shares of common stock and 40,732 deferred stock units, and has the right to acquire an additional 227,431 shares of common stock on or before May 21, 2004. William D. Perez beneficially owns 14,088 shares of common stock. For the directors who are also May employees and for Mr. Fingleton and Mr. McNamara, the common stock ownership numbers also reflect interests in shares owned by our profit sharing plan. No director or executive officer beneficially owns any preferred stock of May other than ESOP stock owned by the profit sharing plan.

     May's 22 executive officers and directors as a group:

o had sole voting and investment power as of March 22, 2004, over 1,225,618 shares of May common stock, less than 1% of the outstanding shares;

o had 487,582 stock units in deferred compensation plan accounts as of March 22, 2004; and

o have the right to acquire sole or shared voting and investment power over 2,328,053 shares of May common stock on or before May 21, 2004.

     These numbers include the shares owned by Mr. Perez, Mr. Fingleton, Mr. McNamara, and those reported in the biographies on pages 3 and 4.



EXECUTIVE COMPENSATION

PROFIT SHARING PLAN. Associates who are at least age 21, with one year of service of at least 1,000 hours of paid employment, may participate in our profit sharing plan. During 2003, 61,672 associates invested $94.4 million in the plan. Of this amount, $32.0 million was invested in May common stock. In addition, we will credit $52.5 million of May common stock and ESOP stock to associates' accounts as a result of the plan's matching formula.

     The plan links its benefits to the company's performance each year and to the value of the common stock. Generally, we match employee contributions up to the first 5% of pay for each pay period that an associate invests in the plan. In 2003, our associates made $57.4 million of "matchable" contributions to the plan. The effective matching rate for 2003 was 91.4%. The effective matching rate has averaged 77.2% over the last five years.

RETIREMENT PLANS. We have a noncontributory retirement plan that covers associates at least age 21 who are paid for 1,000 or more hours per year.

     In addition, we have a supplementary retirement plan that covers associates who, at one time, had compensation in a calendar year equal to twice the amount of "wages" then subject to the payment of old age, survivor, and disability insurance Social Security taxes. Participants become entitled to a single life annuity retirement benefit equal to:

o 2% of the average of the participant's highest three out of five fiscal years of final annual salary and bonus multiplied by their years of service, up to a maximum of 25 years; reduced by

o primary Social Security benefits, company-provided benefits under our retirement and profit sharing plans, and, if appropriate, amounts to reflect early retirement.



5

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

     The minimum benefit under the supplementary retirement plan is the amount of company-provided benefits that would be payable under our retirement and profit sharing plans determined without regard to any statutory limits, less the amount of these benefits actually payable under those plans. If there is a change in control, as defined in the plan, the supplementary retirement plan provides that vesting would be accelerated in limited circumstances and benefits would not be forfeitable.

     The expense for our retirement plans for fiscal 2003 for all associates totaled $108 million.

     The following table shows the estimated aggregate annual benefits payable under these retirement plans to eligible associates in specified compensation and years of service classifications, assuming normal retirement at age 65 in 2003. The named executive officers had, as of December 31, 2003, the following years of service for purposes of the retirement plans: Eugene S. Kahn, 13 years; John L. Dunham, 27 years; R. Dean Wolfe, 31 years; William P. McNamara, 31 years; and Thomas D. Fingleton, 25 years.

-----------------------------------------------------------------
                       PENSION PLAN TABLE
                             Years of Service
   Average   ----------------------------------------------------
    Annual
  Earnings      10         15         20         25         30
-----------------------------------------------------------------
 $1,000,000  $161,282   $245,902   $319,330   $360,300   $275,979
  1,200,000   199,060    302,570    394,584    444,334    340,439
  1,300,000   217,950    330,904    432,362    487,609    373,925
  1,600,000   274,618    415,906    545,698    617,512    476,828
  1,900,000   331,285    500,908    659,034    747,416    580,355
  2,200,000   387,953    585,909    772,369    877,319    683,880
  2,500,000   444,621    670,911    885,705  1,007,221    787,407
  2,800,000   501,289    755,913    999,041  1,137,125    890,930
-----------------------------------------------------------------

PERFORMANCE-BASED BONUS PLANS. We have three performance-based bonus plans that cover approximately 3,171 associates. Each plan links a major portion of the associates' potential total pay to the associates' performance and to May's performance.

     The plan for corporate executives applied to seven individuals in 2003, including the five executive officers named in the summary compensation table on page 7. The plan for company principals applied to the 14 presidents, chairmen, and vice chairmen of our operating divisions. Participants in each plan may receive annual cash awards for individual fiscal years and long-term cash awards for three-year, long-term performance periods. For 2003, these awards were based on:

o attaining earnings per share and return on net assets performance standards relating to May as a whole in the case of the corporate executives' plan, or to the participants' respective divisions in the case of the principals' plan; and

o May's common stock price performance over the long-term performance periods.

     The performance incentive plan applies to approximately 3,149 associates. Participants may receive annual cash awards based upon attaining certain performance measures tailored to the participant's job.

     Participants in the three plans earned approximately $46.6 million for the performance periods ending in fiscal 2003. Amounts awarded under these plans to the named executive officers are reflected in the summary compensation table.

     During fiscal 2003, each of the named executive officers became eligible to receive a potential long-term cash award for the three fiscal years ending in fiscal 2005. The following table shows the maximum long-term cash awards payable for that period.

                    LONG-TERM INCENTIVE PLAN
                   AWARDS IN LAST FISCAL YEAR
-----------------------------------------------------------------
                             Performance             Estimated
                                or Other               Maximum
                            Period Until        Future Payouts
                              Maturation      Under Non-Stock-
Name                           or Payout   Price-Based Plan(1)
-----------------------------------------------------------------
Eugene S. Kahn               Earned over            $1,363,500
John L. Dunham        three fiscal years               802,331
R. Dean Wolfe                (2003-2005)               403,425
William P. McNamara       ending 1/28/06               373,463
Thomas D. Fingleton                                    342,300
-----------------------------------------------------------------

(1) Payouts may range from $0 to the award values shown above. The estimate above assumes that the individual remains eligible to participate throughout the three-year period, that the maximum performance goals have been met, and that the stock price has increased sufficiently to result in the maximum stock price adjustment.

NAMED EXECUTIVE OFFICER COMPENSATION. Current proxy rules require us to disclose the compensation of certain executive officers in each of the last three fiscal years. The summary compensation table on the following page shows the compensation of those executive officers.

-----------------------------------------------------------------------------------------------------------------------------------

                                                     SUMMARY COMPENSATION TABLE

                                              Annual Compensation(1)                 Long-term Compensation
                                         ------------------------------------------------------------------------------------------
                                                                                 Awards(2)(3)              Payouts
                                                                        -----------------------------------------------
                                                                           Restricted                     Long-term      All Other
Name and                                                                      Stock         Stock         Incentive       Compen-
Principal Position                 Year     Salary(4)         Bonus(5)       Awards        Options        Payouts(1)(6)   sation(7)
-----------------------------------------------------------------------------------------------------------------------------------
Eugene S. Kahn                     2003     $1,500,000        $675,000     $        0      85,000         $132,494        $9,145
Chairman of the Board and          2002     $1,487,500        $225,000     $7,088,000     585,000         $103,646        $4,643
Chief Executive Officer            2001     $1,370,833        $190,313     $        0      85,000         $208,558        $4,742

John L. Dunham                     2003     $  950,000        $267,188     $        0      60,000         $ 51,846        $9,145
President                          2002     $  931,250        $ 89,063     $  346,800      60,000         $ 39,551        $4,643
                                   2001     $  847,500        $ 75,469     $2,062,225      50,000         $ 79,549        $4,742

R. Dean Wolfe                      2003     $  865,000        $195,750     $  429,500      32,500         $ 37,848        $9,145
Executive Vice President,          2002     $  837,500        $ 63,750     $        0      32,500         $ 29,578        $4,643
Acquisitions and Real Estate       2001     $  787,500        $ 60,000     $1,124,850      32,500         $ 68,370        $4,742

William P. McNamara                2003     $  801,250        $182,250     $        0      40,000         $ 34,447        $9,145
Vice Chairman                      2002     $  760,000        $ 58,125     $1,213,800      40,000         $ 26,750        $4,643
                                   2001     $  705,000        $ 53,625     $  749,900      40,000         $ 58,198        $4,742

Thomas D. Fingleton                2003     $  735,000        $166,500     $        0      32,500         $108,500        $9,145
Executive Vice President and       2002     $  712,500        $187,455     $        0      32,500         $ 87,545        $4,643
Chief Financial Officer            2001     $  680,000        $133,584     $1,124,850      32,500         $141,416        $4,742
-----------------------------------------------------------------------------------------------------------------------------------

1. Total Cash Compensation. As supplemental information, the following table shows the total cash compensation (Salary, Bonus and Long-term Incentive Payouts) paid to the named executive officers for the fiscal year listed. The table does not reflect certain non-cash compensation made available to the named executive officers for the last three fiscal years because the aggregate amounts of such compensation are below the required disclosure thresholds.

     YEAR          MR. KAHN              MR. DUNHAM             MR. WOLFE             MR. MCNAMARA          MR. FINGLETON
     2003         $2,307,494             $1,269,034             $1,098,598             $1,017,947             $1,010,000
     2002         $1,816,146             $1,059,864             $  930,828             $  844,875             $  987,500
     2001         $1,769,704             $1,002,518             $  915,870             $  816,823             $  955,000

2. "Restricted Stock" in the Summary Compensation Table is valued at the closing price of May common stock on the date the shares were granted. Each grant is subject to performance-based or time-based restrictions. Restrictions on performance-based awards are released only if May meets certain earnings performance standards; shares are forfeited in whole or on a pro rata basis if the standards are not achieved. Restrictions on time-based awards are released after specified time periods if the executive continues to be employed by May.

     As of January 31, 2004, the aggregate number and value (at $32.90 per share) of all the performance-based and time-based restricted stock held by the named executive officers was generally lower than the values at the time of grant:

     YEAR            MR. KAHN              MR. DUNHAM              MR. WOLFE             MR. MCNAMARA          MR. FINGLETON
     Shares            200,000                 60,000                  45,000                 60,000                 35,000
     Value (from)   $3,290,000             $  987,000              $  411,250             $        0             $        0
             (to)   $6,580,000             $1,974,000              $1,480,500             $1,974,000             $1,151,500

     Each grant described in the table consisted of performance-based restricted stock or a combination of performance-based and time-based restricted stock. Mr. Kahn's 2002 grant may vest 50,000 shares in each of 2004-2007; Mr. Dunham's 2002 grant may vest 5,000 shares in each of 2003 and 2004; Mr. Wolfe's 2001 grant may vest 5,000 shares in 2003, 20,000 shares in 2004 and 5,000 shares in 2005; Mr. Wolfe's 2003 grant may vest 15,000 shares in 2005 and 5,000 shares in 2006; Mr. McNamara's 2001 grant may vest 5,000 shares in each of 2002 to 2005; Mr. McNamara's 2002 grant may vest 5,000 shares in each of 2003 to 2005 and 20,000 shares in 2006; Mr. Fingleton's 2001 grant may vest 2,500 shares in 2002, 7,500 shares in each of 2003 and 2004, and 12,500 shares in 2005.

     Each named executive officer forfeited all of their shares of performance-based restricted stock that would otherwise have vested in 2004 and 2003. Each forfeited portions of their shares of performance-based restricted stock that would otherwise have vested in 2002.

     Dividends are paid in cash on these shares at the same rate as the dividends received by all shareowners. The common stock ownership numbers on pages 3 through 5 include shares of restricted stock. The plan under which these shares were granted provides that restricted stock grants become fully vested and all restrictions are waived when a change in control, as defined in the plan, occurs.

3. "Stock Options" represent non-qualified 10-year options under our 1994 Stock Incentive Plan. The plan provides that all outstanding options become fully exercisable upon the occurrence of a change in control, as defined in the plans.

4. The table reflects salary paid or deferred during the respective fiscal years shown. Annual salary changes normally occur on May 1 of each year.

5. "Bonus" reflects the annual portion of the bonus payable under our executive incentive compensation plan for corporate executives described on page 9. The bonuses were either paid or were deferred under our deferred compensation plan. All deferrals would be distributed to participants in lump sum cash payments immediately following a change in control, as defined in the plan.

6. "Long-term Incentive Payouts" represent the long-term portion of the bonus payable under the executive incentive compensation plan for corporate executives. Such amounts were either paid or deferred under our deferred compensation plan.

7. "All Other Compensation" represents our effective matching allocation to the named individual's accounts in the profit sharing plan.

-----------------------------------------------------------------------------------------------------------------------------------

                                                 STOCK OPTION GRANTS IN FISCAL 2003

                                                  Percent of
                               Options          Total Options           Exercise or         Expiration             Grant Date
Name                           Granted(1)          Granted              Base Price(2)          Date              Present Value(3)
-----------------------------------------------------------------------------------------------------------------------------------
Eugene S. Kahn                  85,000               2.0%                  $21.57            05/14/13                $396,950
John L. Dunham                  60,000               1.4%                  $21.57            05/14/13                $280,200
R. Dean Wolfe                   32,500               0.8%                  $21.57            05/14/13                $151,775
William P. McNamara             40,000               0.9%                  $21.57            05/14/13                $186,800
Thomas D. Fingleton             32,500               0.8%                  $21.57            05/14/13                $151,775
-----------------------------------------------------------------------------------------------------------------------------------

1. One-fourth of the options become exercisable on May 14 in each of 2004, 2005, 2006, and 2007.

2.   The exercise price is the market price on the option grant date.

3. We determined the Grant Date Present Values using the Black-Scholes option pricing model. The estimated values under the model are based on assumptions as to variables such as option term, interest rates, stock price volatility, and dividend yield. The actual value, if any, the option holder may realize will depend on the excess of the actual market price of the stock over the exercise price on the date the option is exercised. The Grant Date Present Value calculation is presented in accordance with SEC proxy disclosure requirements, and we have no way to determine whether the Black-Scholes model can properly determine the value of an option. We cannot ensure that the value that may be realized by the option holder will be at or near the value estimated by the Black-Scholes model. The model assumes: (a) a seven-year expected life for the options; (b) an interest rate that represents the interest rate on a U.S. Treasury Bond with a maturity date corresponding to that of the option's term; (c) stock price volatility calculated based on daily stock price changes over a range of years prior to the grant date; and (d) dividends at the rate of $0.96 per share, the annual dividend rate with respect to a share of stock on the grant date.

-----------------------------------------------------------------------------------------------------------------------------------

                                          AGGREGATED STOCK OPTION EXERCISES IN FISCAL 2003
                                                 AND FISCAL YEAR-END OPTION VALUES

                                                                         Total Number of                  Value of Unexercised
                                   Shares         Total             Unexercised Options Held             In-the-Money Options(1)
                                  Acquired         Gain          -------------------------------     ------------------------------
Name                            on Exercise      Realized          Exercisable     Unexercisable       Exercisable    Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------
Eugene S. Kahn                       0              $0               800,353           587,500          $1,895,918     $1,126,941
John L. Dunham                       0              $0               269,032           140,000          $  755,252     $  756,925
R. Dean Wolfe                        0              $0               259,976            81,250          $1,001,755     $  430,889
William P. McNamara                  0              $0               187,431           100,000          $  489,941     $  530,325
Thomas D. Fingleton                  0              $0               154,493            81,250          $  457,138     $  423,233
-----------------------------------------------------------------------------------------------------------------------------------

1. "In-the-Money Options" are options outstanding at the end of the fiscal year for which the fair market value of May common stock at the end of the fiscal year ($32.90 per share) exceeded the exercise price of the options.

----------------------------------------------------------------------------

                    EXECUTIVE STOCK OWNERSHIP GUIDELINES

We encourage all executives to align their interests with shareowners by making a personal investment in May stock. We adopted minimum stock ownership guidelines in 1994 for our top management group. Executives can satisfy these minimum guidelines through direct stock ownership, profit sharing plan share equivalents, and deferred compensation plan stock units. We expect executives to meet these minimum guidelines within five years of when the guidelines first apply to them.

                                                                        Ownership Guideline
Executive Level                                                      (Multiple of Base Salary)
-------------------------------------------------------------------------------------------------
Chief Executive Officer                                                    5.0 times
Corporate Senior Management Committee(1)                                   3.5 times
Presidents, Chairmen and Vice Chairmen of Operating Divisions              2.5 times
Corporate Executive Vice Presidents and Senior Vice Presidents and the
    Senior Management Committees of Operating Divisions                    1.5 times
-------------------------------------------------------------------------------------------------

(1) Includes five executive officers. Mr. Kahn, also a member of the senior management committee, is covered by the CEO guideline above.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE OF CONTROL ARRANGEMENTS. We have severance agreements with each of the named executive officers. Each agreement provides that the executive is entitled to benefits if a change in control occurs, as defined in the agreement, and he is actually or constructively terminated other than for cause or disability within 24 months following the change in control. In addition, the agreements for Mr. Kahn, Mr. Dunham, and Mr. McNamara provide that each are entitled to benefits if a change in control occurs, and within the 180 days following the change in control, he determines in good faith that as a result of the change in control he cannot execute his duties effectively.

     Benefits under the severance agreements include (1) a lump sum payment equal to three times the sum of base salary at termination or, if greater, base salary immediately prior to the change in control, plus target bonus with maximum share price adjustment for the year in which the change in control occurs; (2) continued medical and life insurance benefits for 36 months; and (3) eligibility for post-retirement life and medical insurance benefits if the executive is within five years of his eligibility date for those benefits.

     Executives who are subject to the insider trading rules of Section 16(b) of the Securities Exchange Act of 1934 would also receive a cash payment in cancellation of their stock options. Mr. Kahn's agreement provides for a tax gross-up payment to ensure that his severance benefits are not subject to net reduction because of excise taxes that are payable under Section 4999 of the Internal Revenue Code. Mr. Dunham's agreement provides for a 50% tax gross-up payment.

     If a change in control is imminent, we have a trust that we will fund to provide these severance benefits. The trust becomes irrevocable when the change in control occurs.

     Each of the named executive officers has a written employment contract. These contracts expire at various dates on or before April 30, 2007.

EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE REPORT. Each member of the Executive Compensation and Development Committee is an "independent," non-management director. We review and approve, among other things, the compensation payable to each of the executive officers named in the summary compensation table.

     Compensation Philosophy. Our basic compensation philosophy is that May's compensation program should:

o    align the executive's compensation with the company's objectives;

o    relate meaningfully to the value created for shareowners;

o    attract, retain, and motivate highly qualified executives; and

o    be competitive.

     Compensation for senior executives is composed of a base salary, bonus opportunities (a significant potential portion of the total compensation) and long-term stock-related incentives. We review compensation based on our compensation philosophy, on company performance, and on competitive practices. As part of our review of competitive pay levels, we look at the base salary levels, annual bonus levels, and long-term related incentives at a broad group of companies, including other retail companies of similar size and complexity to May. We did not target a specific compensation percentage level within the group but, as discussed under the "Additional Information" heading below, we determined that May's current overall compensation program is consistent with and furthers our compensation philosophy.

     Base Salary. We review base salaries annually. They may be increased after our review based on:

o the individual's contribution to the company, including changes in responsibilities;

o    competitive pay levels; and

o    management's recommendations.

     As a result of this overall review, salary rates for the named executives increased on May 1, 2003, an average of 1.6% over the rates in effect at the beginning of fiscal 2003. Salary rates for Mr. Kahn and Mr. Dunham did not change in 2003.

     Bonus Opportunities. May has three performance-based bonus plans covering approximately 3,171 associates. Each plan links a major portion of the associates' potential pay to the associates' performance and to May's performance. The bonus opportunities for the most senior executives and executive officers include both annual and long-term opportunities. Each named executive officer participates in the executive incentive compensation plan for corporate executives.

     Annual Bonus. For 2003, the named executive officers became eligible for annual bonuses of up to 45% (90% for Mr. Kahn and 56.25% for Mr. Dunham) of base salary. We determined their bonuses based on whether May achieved certain predetermined performance levels (threshold, target or maximum) for
(i) earnings per share (EPS) and (ii) return on net assets (RONA) over the year.

     The annual bonus may be adjusted in two ways:

o    downward, in our discretion; and

o upward or downward, automatically, based on May's performance relative to the EPS and RONA performance of a predetermined group of competitors consisting of Dillard's, Federated Department Stores, J.C. Penney, Kohl's, Nordstrom, Target, and Sears. For both the annual and long-term bonuses, May's relative rank was determined based on publicly available information about the competitor group, adjusted for comparability. Our independent public accountants subjected the information to certain agreed upon procedures.

     While return on equity is the company's principal measure in evaluating its performance for shareowners and its ability to invest shareowners' funds profitably, the bonus plans use RONA in evaluating this element of bonus opportunity to facilitate industry comparisons without having to make adjustments for financial leverage among the competitor group. In 2003:

o    May achieved the target performance level we set for EPS;

o    May did not exceed the threshold performance level we set for RONA; and

o May's performance, relative to the RONA performance of the competitor group, resulted in an automatic adjustment to the threshold level for RONA.

     Based on these results, the annual bonus represented 45.0% of base salary for Mr. Kahn, 28.1% of base salary for Mr. Dunham, and 22.5% of base salary for each of the other named executive officers.

     Long-Term Bonus. For the three-fiscal-year period that ended in 2003, the named executive officers became eligible for long-term bonuses of up to 45% (90% for Mr. Kahn and 56.25% for Mr. Dunham) of average base salary. We determined their bonuses based on (a) whether May achieved certain predetermined performance levels (threshold, target or maximum) for (i) compound growth rate for EPS and (ii) average RONA over the three-fiscal-year period, and (b) the change in stock price over the three-fiscal-year period.

     The long-term bonus may be adjusted in two ways:

o    downward, in our discretion; and

o upward or downward, automatically, based on May's performance compared to the EPS and RONA performances of the competitor group, and predetermined levels of changes in May's common stock price over the period.

     For the three-year period that ended with fiscal 2003:

o May's performance did not exceed the threshold performance level set for compound growth for EPS;

o May's performance did not exceed the threshold performance level set for average RONA;

o May's performance, relative to the compound growth for EPS and RONA of the competitor group, merited an adjustment to the threshold level for compound growth for RONA; and

o May's common stock price decreased by 8.8% over the period, resulting in an 8.8% decrease in bonus.

     Based on these results, the long-term bonuses awarded for the three-year period that ended with fiscal 2003 represented 9.1% of average base salary for Mr. Kahn, 5.7% of average base salary for Mr. Dunham, 4.6% of average base salary for Mr. McNamara and Mr. Wolfe, and 15.3% of average base salary for Mr. Fingleton, based on a provision in his employment agreement.

     Long-term Stock-Related Incentives. May provides long-term stock-related incentives through stock options and restricted stock. These incentives are designed to attract, retain, and motivate management associates, and relate their compensation directly to May's stock performance. May grants stock options at fair market value on the grant date. They have value to the executive only if May's stock price increases. We establish guidelines for the grant of options for all executives, and we specifically approve any grants to the executive officers. We base the guidelines for annual grants on competitive practices and position levels. We approve restricted stock grants in special circumstances.

     The named executive officers received annual stock option grants in 2003 consistent with normal annual grant levels previously established for them. Mr. Wolfe received a restricted stock grant in conjunction with the extension of his employment agreement. We made no other special option or restricted stock grants to the named executive officers in 2003.

     Additional Information. During 2003, we selected and retained an independent compensation consulting firm to study the compensation of the executive group in May's operating divisions and of the senior management committee in the corporate office. The consultants reviewed May's base salary levels, annual and long-term bonus levels, and long-term incentives compared with the compensation packages of a broad group of companies, including the competitor group and other retail companies of similar size and complexity to May. Based on the consultants' review, we have determined that May's current compensation program, taking into account base compensation, bonus opportunities, and long-term incentive opportunities, is somewhat more heavily weighted toward base salaries, with less performance-based, or "at risk," compensation. Based on these findings, May is seeking shareowner approval for revisions to the executive bonus program that will shift a greater percentage of total compensation to be performance-based, and thus, even better aligned with shareowner interests.

     Tax laws and IRS regulations limit the tax deductibility of executive compensation in excess of $1 million. Certain exceptions permit tax deductions on this compensation, including exceptions for performance-based compensation. Our policy continues to be that May should attempt, whenever reasonably possible, to qualify future compensation to be tax deductible.

Executive Compensation and Development Committee:

Edward E. Whitacre, Jr., Chairman
Russell E. Palmer
Michael R. Quinlan

STOCK PRICE PERFORMANCE

The graph below compares our cumulative total shareowner return on a $100 investment in May common stock at the close of the market on January 30, 1999 (the end of fiscal 1998) against the returns of the S&P 500 stock index and the S&P Retail Department Stores Index.

                  COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                           MAY, S&P 500 INDEX AND
                     S&P RETAIL DEPARTMENT STORES INDEX

                                  [GRAPH]


                         1998   1999    2000    2001    2002   2003
---------------------------------------------------------------------
 May                     $100     79      98      98      57     96
 S&P-Dept. Stores(1)     $100    113     114      96      74    100
 S&P-500                 $100     84     110     121      83    113
---------------------------------------------------------------------

(1) The companies included in the S&P Retail Department Stores Index are Dillard's, Federated, J.C. Penney, Kohl's, May, Nordstrom, and Sears.

CORPORATE GOVERNANCE

May is committed to good corporate governance. The board has had corporate governance standards in place for many years to promote our governance practices, in the form of written board and committee charters. We review our governance standards annually and revise the charters when necessary to respond to changing regulatory requirements and evolving best practices. In evaluating governance choices, our board considers the task to be more than one of form - more than simply adopting procedural rules. Rather, the board considers the task to be one of substance - one of building strong, high-functioning work groups whose members trust and challenge one another and engage directly with senior managers and with each other on critical issues facing the company.

     Over the past two years, the board and each board committee have reviewed our corporate governance practices in response to the Sarbanes-Oxley Act of 2002, the related SEC rules, and the new listing standards of the New York Stock Exchange (NYSE). In most instances, May already had in place procedures that complied with the new requirements. Our review of our corporate governance practices is an on-going process.

INDEPENDENCE. May has now, and has had for many years, a majority of directors who are "independent." Under the NYSE rules, a director qualifies as "independent" if the board affirmatively determines that he or she has no material relationship with May, either directly or as a partner, shareowner or officer of an organization that has a relationship with May. To assist it in making determinations of independence, the board has adopted in the Board of Directors Governance Guidelines categorical independence standards. Under our standards, the following relationships do not prevent a director from being independent:

o    ownership, by itself, of a significant amount of May common stock; or

o    employment by the director as an executive officer:

     - with a company or firm doing business with May during a fiscal year, when that business does not exceed the greater of $1 million or 2% of the company's or firm's consolidated gross revenues during the year; or

     - with an organization to which May makes charitable contributions during a fiscal year, when May's contributions do not exceed the greater of $1 million or 2% of the consolidated gross revenues of that organization during the year; or

     - with an entity to which May makes payments for property or services, when the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common carrier or public utility, at rates or charges fixed in conformity with law or governmental authority; or

o payments during a fiscal year by May to a law firm with which the director is affiliated (as partner or of counsel) for legal services provided to May, so long as:

     - May does not pay fees to the firm for legal services performed by the director or his or her immediate family for May; and

     - the fees paid by May to the firm do not exceed the greater of $1 million or 2% of the firm's gross revenues for the fiscal year.

     The board has determined that each of Mrs. Evans, Mrs. Kaplan, Messrs. Kilts, Palmer, and Quinlan, Ms. Roche, and Messrs. Stiritz and Whitacre are independent.

EXECUTIVE SESSIONS. In the past, May's non-management directors periodically met in executive session without members of management present. Now, under the Governance Guidelines, the non-management directors meet in executive session after each regularly scheduled board meeting. At the beginning of each executive session, the non-management directors designate one or more of its members to preside at that session. The presiding director then briefs the chief executive officer regarding the executive session after the meeting.

OTHER PROVISIONS. The Governance Guidelines also provide that:

o no non-management director shall serve as a director after the annual meeting following the director's 72nd birthday;

o any non-management director who experiences a significant change in occupation, a chief executive officer who leaves the position of chief executive officer, or a director who violates any of May's business and ethics policies should tender a resignation from the board for consideration by the nominating and governance committee;

o any management director, other than the chief executive officer, shall retire from the board when he or she ceases to be employed by May;

o the board may hire outside consultants and experts as it deems necessary;

o the chief executive officer is encouraged to bring members of management to board meetings from time to time to provide management insight into items being discussed at a meeting, make presentations on matters that involve the manager, and bring managers with significant potential into contact with the board;

o the board will establish committees to assist the board in overseeing the company's affairs;

o with respect to the chief executive officer succession, the board will establish such procedures as it deems necessary or appropriate from time to time, including establishing an ad hoc committee;

o    the board will monitor and review management development efforts;

o all new directors will participate in May's orientation program for new directors;

o each director will participate in continuing education to maintain the necessary level of expertise to perform his or her responsibilities as a director;

o the board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively; and

o the board will adopt a code of business conduct and ethics for directors, officers, and employees (including the chief executive officer, chief financial officer, and chief accounting officer) addressing conflicts of interest; corporate opportunities; confidentiality; fair dealing; protection and proper use of company assets; compliance with laws, rules, and regulations; and encouraging the reporting of any illegal or unethical behavior. The board will approve all waivers of the code for executive officers and directors; and any such waivers will be disclosed to shareowners.

SHAREOWNER ACCESS. You can view the Board of Directors Governance Guidelines, the charters for the board committees, and May's Policy on Business Conduct in the corporate governance section of May's Web site at www.maycompany.com. May intends to disclose any amendments to the Policy on Business Conduct and any waivers that are required to be disclosed by the rules of either the SEC or the NYSE on the governance section of its Web site.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The board of directors held six meetings during 2003. Each incumbent director attended at least 75% of the aggregate of the total number of:

o board meetings held during the period for which the director held office; and

o meetings held by all board committees on which the director served during the period that the director served.

     Overall, the directors' attendance averaged 98%. It is May's policy that all directors should attend the annual meeting of shareowners. All directors attended the 2003 annual meeting.

DIRECTOR COMPENSATION. Management directors receive no compensation or fees for serving as a director or for attending board or committee meetings. Non-management directors receive both cash compensation and stock compensation.

     Cash compensation includes:

o a $40,000 annual fee, plus an additional $5,000 fee if the director is a committee chairman ($10,000 for the audit committee chairman);

o    $3,000 for each board meeting attended; and

o    $2,000 for each committee meeting attended.

     Directors may defer all or any portion of their cash compensation under a deferred compensation plan that is substantially similar to our deferred compensation plan for management associates.

     Stock compensation includes:

o a one-time grant of 3,000 shares of restricted common stock upon first being elected to the board. These shares are subject to forfeiture for five years and to restrictions on transferability while the director serves on the board; and

o an annual grant equivalent to $80,000 of restricted common stock, which is not transferable while the director serves on the board. Instead of shares of restricted stock, a director may elect to have $80,000 of deferred stock units credited to his or her account under the deferred compensation plan, and a director who has received three annual grants may choose to receive this component of compensation in the form of cash.

COMMITTEES. The following table provides current members and meeting information for each of the board committees. The board of directors and the nominating and governance committee have determined that all committee members are "independent" within the meaning of the rules of the New York Stock Exchange.

                                                   Nominating and
Name                Audit     ECDC**     Finance     Governance
---------------------------------------------------------------------
Mrs. Evans            x                     x
Mrs. Kaplan                                 x*            x
Mr. Kilts             x                                   x
Mr. Palmer            x*         x
Mr. Quinlan           x          x
Ms. Roche             x                                   x
Mr. Stiritz                                 x             x*
Mr. Whitacre                     x*         x
---------------------------------------------------------------------
Fiscal 2003 meetings  6          3          2             1
---------------------------------------------------------------------

*  Chairman
** Executive Compensation and Development Committee

o The AUDIT COMMITTEE'S responsibilities are included in its written charter, which is attached to this proxy statement as Appendix A. The board of directors has determined that all members of the committee are financially literate and that the Audit Committee chairman, Russell E. Palmer, meets the definition of "audit committee financial expert." No member of the Audit Committee serves on more than three public company audit committees.

o    The EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE:

     - reviews and approves the goals and objectives relevant to CEO compensation, evaluates the CEO's performance, and sets the CEO's compensation level;

     - recommends to the board matters relating to incentive compensation plans and equity-based plans, including reviewing and approving any changes in any stock related plan;

     - reviews and recommends to the board May's overall compensation programs;

     - assures that the board is updated at least annually on management development efforts to ensure development of a pool for adequate and orderly management succession;

     - recommends to the board nominees for all executive officers and for all members of the profit sharing plan committee, the retirement committees, and the long-term disability plan committee; and

     - serves as the "committee" under May's stock option plans, stock appreciation rights plan, executive incentive compensation plan for corporate executives, executive incentive compensation plan for company principals (with power to delegate certain powers to a management committee thereunder in accordance with the terms of the plan), deferred compensation plan, and restricted stock plan for management employees.

o    The FINANCE COMMITTEE reviews and recommends to the board:

     - our financial policies, our long-range financial plans and targets, our capital expenditure program, specific debt and equity placement activities, and financial aspects of proposed acquisitions or divestitures;

     - our external financial relationships and financial public relations and communication programs; and

     - the retirement and profit sharing plans' funding, our investments, and insurance and risk management programs.

o    The NOMINATING AND GOVERNANCE COMMITTEE:

     - recommends to the board nominees for directors and for chairmen and members of committees of the board, including developing criteria for the selection of non-management directors and procedures to solicit and review potential nominees;

     - advises the board with respect to criteria relating to director tenure and non-management director compensation;

     -    oversees the performance of the board and all directors; and

     - takes a leadership role in shaping the corporate governance of the company by developing and reviewing periodically the Board of Directors Governance Guidelines and considering any other corporate governance issues that arise from time to time and developing appropriate recommendations for the board.

NOMINATION OF DIRECTORS. When considering candidates for director, the nominating and governance committee gives primary consideration to the following qualifications:

     - outstanding and recognized competence in general management, as well as possible specialization in one or more of the following fields: advertising, ecology, economics, finance, management development, marketing, public affairs, science or the professions;

     - an age at the time of first election to the board which generally would permit such person to serve May for not less than seven years prior to retirement pursuant to the board's retirement policy;

     - a willingness and availability to commit the time and energies necessary to satisfy the requirements of the board and committee memberships; and

     - a commitment to represent May shareowners as a whole, without any particular constituency among the shareowners.

     Candidates may come to the attention of the committee through many sources, including current directors, officers, third party search firms, shareowners, and other persons. In evaluating candidates, the committee considers the attributes of the candidate (including the criteria for candidates described above) and the needs of the board. The committee reviews all candidates in the same manner regardless of the source of the recommendation. Any candidate must state in advance his or her willingness and interest in service on the board and provide sufficient background information to enable the committee to assess his or her qualifications. In addition, our by-laws permit shareowners to nominate directors for consideration at an annual shareowners' meeting. To do so, the shareowner must give notice in writing to The May Department Stores Company, 611 Olive Street, St. Louis, MO 63101-1799, Attention: Secretary. The nomination must comply with the advance notice provisions in our by-laws. You may obtain a copy of the notice procedures from the secretary.

AUDIT COMMITTEE REPORT. The Audit Committee of The May Department Stores Company Board of Directors (the Committee) is composed of independent directors and operates under a written charter adopted by the Board of Directors. The charter is available on the company's Web site at www.maycompany.com.

     Management is responsible for the company's internal controls and preparing the company's consolidated financial statements. The company's independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee is responsible for overseeing the conduct of these activities and, subject to shareowner ratification, the appointment of the company's independent accountants. As stated above and in the Committee's charter, the Committee's responsibility is one of oversight. The Committee does not provide any expert or special assurance as to the company's financial statements concerning compliance with laws, regulations, or generally accepted accounting principles. In performing its oversight function, the Committee relies, without independent verification, on the information and the representations made by management and the independent auditors.

     The Committee reviewed and discussed the company's consolidated financial statements as of and for the fiscal year ended January 31, 2004, with management and the independent public accountants. Management represented to the Committee that the company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

     The Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

     The Committee received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with the independent public accountants their independence.

     During fiscal year 2003, the company retained its independent public accountants, Deloitte & Touche(1), to provide audit services of $2.6 million and non-audit services of $0.5 million. The Committee has determined that the nature and extent of non-audit services provided by Deloitte & Touche is compatible with maintaining auditor independence.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the financial statements referred to above be included in the company's Annual Report on Form 10-K.

Audit Committee Members:

Russell E. Palmer, Chairman         Michael R. Quinlan
Marsha J. Evans                     Joyce M. Roche
James M. Kilts

PRE-APPROVAL POLICY. The Audit Committee has adopted the following pre-approval policies for fees and services provided by the independent public accountant:

- management will not engage Deloitte & Touche to perform any service (audit or non-audit) without advance approval of the Audit Committee; subject to the de minimis exceptions allowed by Sarbanes-Oxley;

- management intends to use Deloitte & Touche for performing only those non-audit services it deems are appropriate. Such services will be of a nature and extent that it would not be prohibited by law, SEC rules or professional standards, will not place Deloitte & Touche in a management role, will not impair the auditor's capacity for objective and impartial judgment, and will be limited to those areas that management believes appropriately use Deloitte & Touche's expertise; and

- at least annually, the Audit Committee will review the fees associated with the services provided by Deloitte & Touche. This review shall include, but need not be limited to (a) the nature, scope, and magnitude of each service and the fees charged therefore, and (b) consideration of the possible effect of the performance of such services upon the independence of Deloitte & Touche.

----------------------------------------------------------------------------
(1) Deloitte & Touche refers to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, which include Deloitte Consulting.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Proposal (b) on the accompanying proxy card.

     The Audit Committee appointed Deloitte & Touche LLP, independent public accountants, as auditors of the company and its subsidiaries for the fiscal year ending January 29, 2005. This appointment is subject to ratification by shareowners at the annual meeting. Unless you direct otherwise, the proxies will vote your shares for the ratification of this appointment. A representative of Deloitte & Touche will attend the meeting to respond to appropriate questions and to make a statement if he so desires.

     For fiscal 2003 and 2002, the company paid to Deloitte & Touche the following fees (dollars in millions):

                                        2003           2002
                                        ----           ----
Audit Fees                              $2.6           $2.4
Audit-Related Fees(1)                    0.3            0.3
Tax Fees(2)                              0.2            0.3
All Other Fees                           0.0            0.0
                                        ----           ----
Total fees                              $3.1           $3.0
                                        ====           ====
---------------------------------------------------------------------

(1) Audit-Related Fees include fees related to benefit plans, foundation and trust audits.

(2) Tax Fees consist of tax compliance services.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL (b), AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

PROPOSAL TO AMEND MAY'S EXECUTIVE INCENTIVE COMPENSATION PLAN FOR CORPORATE EXECUTIVES.

Proposal (c) on the accompanying proxy card.

The Executive Compensation and Development Committee (the "ECDC") recommended, and the board of directors adopted and recommends that you approve, amendments to May's Executive Incentive Compensation Plan for Corporate Executives (the "EICP"). The full terms of the EICP, as amended, are set forth in Appendix B.

     The amendments are designed to give the ECDC more flexibility:

- to increase the percent of annual compensation of participants that is performance-based;

- to respond to business needs in setting specific details of compensation programs for senior management and ensure appropriate sensitivity to shareowner interests; and

- to simplify the current design of benefits to promote understanding and improve the line of sight for participants.

     The board originally adopted the EICP in 1982, and shareowners approved prior versions of the EICP in 1994, 1995 and again in 2000.

     In the past, the EICP provided for cash bonuses only for annual and three-year periods, under only one formula and based only on two specific performance measures (EPS and RONA). The maximum annual bonus was $2 million, and the maximum three-year bonus was $2 million.

     The ECDC would like the flexibility to provide that a greater percent of compensation for senior management should be performance-based, and would like to simplify the current cash bonus and incentive compensation arrangements. Therefore, the ECDC and board recommend that shareowners approve amendments that would:

- provide that the ECDC could establish the rules that would apply to cash bonuses for senior management at the beginning of each year. The rules would include:

     o    Performance Periods;
     o    Performance Formula;
     o    Performance Measure(s); and
     o    Performance Goal(s); and

- limit the maximum amount of cash that could be paid to $5 million for an annual bonus and $5 million for any multi-year bonus.

ELIGIBILITY. Management employees may participate in the EICP. Seven executive officers in the corporate office (including the named executive officers) currently participate in the EICP. In the future, the ECDC expects that the EICP will apply to a similar group.

AWARDS. The ECDC may establish an Award Schedule for a participant that includes:

-    Performance Period;
-    Performance Formula;
-    Performance Measure(s); and
-    Performance Goal(s).

     At this time, we cannot determine the benefits under the EICP that any person will receive for performance periods that include 2004. However, the summary compensation table on page 7 shows the compensation paid for 2003 under the EICP for each of the named executive officers under the columns labeled "Bonus" and "Long-Term Incentive Payouts." In 2003,

- the executive officers as a group (including the five named executive officers) received $1.7 million in annual bonuses and $0.3 million in long-term bonuses under the EICP;

- other employees and directors who are not executive officers did not receive any bonus under the EICP.

All awards under the EICP are intended to satisfy the "performance-based" requirements of Section 162(m) of the Internal Revenue Code.

PERFORMANCE PERIOD. The ECDC may designate annual performance periods and multi-year performance periods, and is not limited to only three-year periods.

PERFORMANCE FORMULA. The ECDC will designate a specific, objective Performance Formula for each Award. The Performance Formula may adjust for performance relative to a peer group or an index and may adjust for changes in stock price.

PERFORMANCE MEASURES. The ECDC may designate any one or more of the following measures in the Performance Formula:

     - Revenue                         - Earnings per share (basic or diluted)
     - Operating Income                - Net income (before- or after-tax)
     - Cash flow                       - Stock price
     - Return on net assets            - Return on sales
     - Return on equity                - Total shareowner return
     - Return on invested capital      - Net income before interest,
     - Net income before                 taxes, depreciation and amortization
       interest and taxes              - Customer satisfaction

PERFORMANCE GOALS. At the beginning of each Performance Period, the ECDC will establish the level of performance (either absolute or relative to a peer group or index) required to merit all or a portion of a bonus payment.

DISCRETIONARY ADJUSTMENTS. The ECDC may adjust any Award downward (but not upward) based on all the facts and circumstances known to the ECDC, in its absolute discretion.

MAXIMUM PAYMENTS. The maximum Award payable to any Participant for an annual bonus is $5 million. The maximum Award payable to a Participant for a multi-year bonus period is $5 million.

OTHER INFORMATION. If approved by shareowners, the new provisions of the EICP will first apply to bonuses for fiscal 2005 and multi-year periods beginning in fiscal 2005. The EICP is "unfunded."

     The ECDC may amend the EICP at any time. Any amendment necessary for the EICP to comply with Section 162(m) of the Internal Revenue Code (i) will not require shareowner approval and (ii) will be effective as of the effective date of the provision in Section 162(m) giving rise to the amendment. However,

- shareowner approval shall be sought for any changes to the EICP that would require shareowner approval under Section 162(m); and

- the ECDC may not, without the consent of the Participant, amend or terminate the EICP in a way that adversely affects any Award which would have been payable, based on the terms of the EICP immediately prior to the amendment or termination for any Performance Period that has already begun as of the effective date of the amendment or termination.

     The affirmative vote of the owners of a majority of the votes cast on the proposal is required to approve the EICP. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL (c) AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

PROPOSAL TO AMEND MAY'S 1994 STOCK INCENTIVE PLAN

Proposal (d) on the accompanying proxy card.

IF SHAREOWNERS APPROVE THE EICP AMENDMENTS PROPOSED IN PROPOSAL (c), ONE PROVISION OF THE 1994 STOCK INCENTIVE PLAN (THE "1994 PLAN") SHOULD ALSO BE AMENDED BECAUSE IT TIES DIRECTLY TO AMENDED PROVISIONS OF THE EICP PROPOSED IN PROPOSAL (c). ALL OTHER PROVISIONS OF THE 1994 PLAN REMAIN UNCHANGED.

SPECIFIC PROPOSAL. The ECDC recommended, and the board of directors adopted and recommends that you approve, one amendment to the 1994 Plan, which ties directly to the amended provisions of the EICP described in Proposal (c).

     The 1994 Plan currently provides that restrictions on "Performance Restricted Stock" for named executive officers will lapse if May meets or exceeds specified three-year earnings per share targets in the EICP. The Performance Restricted Stock for named executive officers is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

     As amended, the ECDC would establish, at the time Performance Restricted Stock is granted to a named executive officer, the Performance Period, Performance Formula, Performance Measures and Performance Goals (as defined in the EICP) that would determine the extent to which restrictions would lapse on those shares.

OVERVIEW OF THE 1994 PLAN. Approximately 2,100 management employees are eligible to participate in the 1994 Plan. The 1994 Plan provides an opportunity for key management employees to acquire an ownership interest in the company, thereby aligning their long-term interests with the long-term interests of shareowners. The 1994 Plan is administered by the ECDC.

     The 1994 Plan permits the granting of stock options, stock appreciation rights (SARs), and restricted stock. A total of 44,727,304 shares were reserved for issuance under the 1994 Plan. As of March 22, 2004, there were 27,027,412 shares subject to outstanding awards and 17,097,164 shares remained available for new awards to be granted in the future. No more than 5,691,749 of these available shares may be issued as restricted stock. Future awards under the 1994 Plan are at the discretion of the ECDC and, therefore, cannot be determined at this time. In 2003, we awarded:

- the named executive officers the stock options shown in the Stock Options Grants table on page 8 and the restricted stock shown in the summary compensation table on page 7;

- the executive officer group (13 individuals, including the five named executive officers) $1,213,473 of restricted stock (53,500 shares) and 341,000 stock options; and

- employees other than the executive officer group $1,581,463 of restricted stock (71,500 shares) and 3,895,500 stock options.

STOCK OPTIONS. The 1994 Plan permits the grant of both incentive and non-qualified stock options. The option price under each option may not be less than 100% of the fair market value of May's common stock on the grant date. We issue certificates for the shares purchased on the exercise of an option only when the option price is paid in full. The ECDC fixes the term of each option, but it may not exceed 10 years from the date of grant. We may cancel any unexercised options if an employee does any of several things that could harm the company (e.g., engaging in a competing business). If the employee does any of the harmful acts within six months after he or she has exercised an option, we can rescind the exercise and recover any gain recognized by the employee. The 1994 Plan prohibits repricing of stock options.

SARs. We may grant SARs separately or in tandem with stock options, under terms and conditions established by the ECDC. SARs generally will entitle a participant to receive, in lieu of exercising the related stock option, a payment equal to the excess of the fair market value of each share of common stock covered by the SAR on the exercise date over the exercise price of the SAR. We may make this payment in cash or in shares of common stock, or a combination of both. SARs granted in tandem with an option terminate upon the termination or exercise of the related option and the exercise of SARs result in the cancellation of the related option. We have not granted any SARs under the 1994 Plan.

RESTRICTED STOCK. The ECDC determines when restricted stock will be granted, the times within which the stock will be subject to forfeiture, and all of the other terms and conditions of a grant. Subject to certain restrictions, when a restricted stock grant is made, the participant has all of the benefits of ownership with respect to the shares, including the right to vote the shares and receive dividends. So long as the restrictions are in effect, the shares may not be sold or otherwise disposed of and, if the participant's employment terminates for any reason other than death or disability, the participant will forfeit and return to the company any shares still subject to restriction at the time of termination. Restricted stock may have performance-based or time-based restrictions.

PERFORMANCE RESTRICTED STOCK. The named executives officers and other members of the corporate senior management committee receive Performance Restricted Stock. If you approve the proposed amendment, the ECDC would establish, at the time Performance Restricted Stock is granted, the Performance Period, Performance Formula, Performance Measures and Performance Goals that would determine the extent to which restrictions would lapse on those shares. The restrictions on shares which would otherwise be released on a given date would be released only to the extent these performance measures are satisfied. If the performance measures are not achieved, the shares of restricted stock are forfeited in whole or on a pro rata basis. No restrictions would be released until the ECDC certifies that the applicable performance measures have been satisfied.

PERFORMANCE-BASED RESTRICTED STOCK. Most restricted stock grants to other executives also have performance-based restrictions. The restrictions on these shares are released only to the extent May meets certain performance standards established for those shares at the time of grant. If the performance standards are not achieved, the shares of restricted stock are forfeited in whole or on a pro rata basis based on the level of achievement.

TIME-BASED RESTRICTED STOCK. In limited circumstances, the ECDC grants time-based restricted stock to executives. Restrictions on these shares are released after specified time periods if the executive is still employed by the company.

CHANGES IN CONTROL. The 1994 Plan provides that in the event of a change in control of the company, all stock options and SARs become fully exercisable and vested, and the restrictions applicable to any grants of restricted stock will lapse and those shares will be fully vested.

FEDERAL TAX CONSEQUENCES. The grant of an option or SAR or the award of restricted stock does not create taxable income for a participant. The following are generally taxable to participants as ordinary income:

- the excess of the fair market value of common stock acquired over the option price upon the exercise of a non-qualified stock option;

- the amount of cash and the fair market value of any common stock received upon the exercise of an SAR; and

- the fair market value of restricted stock when the shares are no longer subject to the applicable restrictions.

     A participant realizes no taxable income upon the exercise of an incentive stock option (ISO). If the participant does not dispose of the shares acquired upon an ISO exercise within two years from the date of grant or within one year after the transfer of such shares to the participant, then, upon the subsequent sale of those shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss. If a participant disposes of the shares acquired upon an ISO exercise within two years from the date of grant or within one year after the transfer of such shares to the participant, then the amount of ordinary income taxable to the participant is the lesser of (i) the fair market value of the common stock on the date of exercise less the option price, and (ii) the amount realized on disposition less the option price. If an amount is taxable to a participant as ordinary income, the company is generally entitled to a corresponding tax deduction for the same amount.

AMENDMENT OR TERMINATION. The 1994 Plan will terminate on March 21, 2013. The board of directors may amend, extend or terminate the 1994 Plan at any time prior to that date and make any changes in the 1994 Plan it deems advisable, except that shareowner approval will be sought when necessary or required by tax, securities, or other laws.

     The affirmative vote of the owners of a majority of the votes cast on the proposal is required to approve the proposed amendment to the 1994 Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL (d) AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

====================================================================================================================================

                                               EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of the end of the fiscal year with respect to May's equity compensation plans.

                                            (a)                            (b)                               (c)
                                 Number of Securities to be                                Number of Securities Remaining Available
                                  Issued Upon Exercise of       Weighted-Average Exercise      for Future Issuance Under Equity
                                   Outstanding Options,           Price of Outstanding           Compensation Plans (Excluding
Plan Category                      Warrants, and Rights       Options, Warrants, and Rights   Securities Reflected in Column [a])
------------------------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans
Approved by Security Holders           27,095,584(1)                       $33                          17,297,746(2)

Equity Compensation Plans
Not Approved by Security Holders                0                          $ 0                                   0

Total                                  27,095,584                          $33                          17,297,746
------------------------------------------------------------------------------------------------------------------------------------

1. Consists of the 1994 Stock Incentive Plan (27,027,412 shares) and the Restricted Stock Plan for Non-Management Directors (68,172 shares).

2.   The number of shares shown includes 17,097,164 reserved for issuance under the 1994 Stock Incentive Plan and 200,582 reserved for issuance under the Restricted Stock Plan for Non-Management Directors. Under the
     terms of the 1994 Stock Incentive Plan, 5,691,749 of the shares remaining for issuance may be issued at the discretion of the committee as restricted stock grants or Performance Restricted Stock grants.
====================================================================================================================================

PROPOSAL BY A SHAREOWNER CONCERNING A CLASSIFIED BOARD

Proposal (e) on the accompanying proxy card.

     Evelyn Y. Davis, Watergate Office Building, Suite 215, 2600 Virginia Ave., N.W., Washington, D.C. 20037, who owns 300 shares of May common stock, has advised May that she plans to introduce the following resolution at the annual meeting:

     Resolved, that the stockholders of May Department Stores recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted.

     This shareowner has submitted the following statement in support of this resolution:

     Until recently, directors of May Department Stores were elected annually by all shareholders. The great majority of New York Stock Exchange listed corporations elect all their directors each year. This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board. Last year, the owners of 176,447,898 shares, repesenting approximately 70.6% of shares voting, voted FOR this proposal. If you AGREE, please mark your proxy FOR this resolution.

     THE BOARD OF DIRECTORS OPPOSES THE FOREGOING RESOLUTION. Last year, this proposal received the favorable vote of 57.7% of our outstanding voting power. We consider this to be a significant expression of shareowner opinion. Consequently, the full board has carefully reviewed the proposal, including the recommendations of counsel and other advisors. Following this review, we have concluded that the classified board is an important component of May's system of governance and that it continues to be in shareowners' best interests.

     According to a 2004 report by Investor Responsibility Research Center, 60% of the companies in the S&P 500, 66% of the companies in the S&P MidCap, 66% of the companies in the S&P SmallCap, and 61% of the companies in the S&P 1,500 have classified boards. These percentages have not changed significantly in recent years. Our classified board structure has been in place continuously since 1985 and for 77 of our 94 years of existence.

     May is committed to good corporate governance. We firmly believe that part of good governance involves having active and independent directors with the proper knowledge and experience to oversee the company's affairs. We believe that the classified board structure promotes good corporate governance by facilitating continuity and stability of leadership and policymaking. It ensures that a majority of the directors at any given time will have prior experience as directors and will be familiar with our business strategies and operations. May benefits greatly from the wisdom and knowledge our directors develop through such prior experience. Directors have fiduciary duties to shareowners regardless of how often they are elected. We firmly believe that directors elected for staggered terms are just as accountable to shareowners as they would be if elected annually.

     In fact, we believe that the classified board structure enhances the independence of non-management directors - it permits them to act independently and on behalf of shareowners without worrying whether they will be re-nominated by the other members of the board each year. The freedom to focus on the long-term interests of the company instead of on the re-nomination process leads to greater independence and better governance.

     We believe that a classified board reduces our vulnerability to certain potentially abusive takeover tactics. It encourages potential acquirers to initiate takeover actions through arm's length negotiations with management and the board of directors. The classified board does not preclude unsolicited acquisition proposals but, by eliminating the threat of imminent removal, it positions the incumbent board to negotiate the best price and maximize the value shareowners receive from a potential acquisition. A board, like ours, that has had the opportunity to acquire an in-depth knowledge of the company and its strategic goals is uniquely positioned to consider the long-term best interests of all shareowners in the event of a potential acquisition.

     For all of the reasons described above, the board of directors continues to believe that the classified system is advantageous to May and to shareowners. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL (e), AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.



GENERAL

VOTE REQUIRED. The presence, in person or by proxy, of the owners of a majority of the votes entitled to be cast by the shareowners entitled to vote at the annual meeting constitutes a quorum. Abstentions and broker nonvotes are counted as present and entitled to vote for quorum purposes. Generally, a nominee may only vote the common stock that it holds for you in accordance with your instructions. However, if the nominee has not received your instructions within 10 days of the meeting, the nominee may vote on matters that the NYSE determines are routine. A "broker nonvote" occurs if a nominee cannot vote on a particular matter because it has not received instructions and because the matter is not routine.

     The votes required to approve the respective proposals at the annual meeting are:

o The election of directors requires the affirmative vote of a plurality of the votes cast at the meeting. The five nominees receiving the greatest number of votes will be elected. Abstentions and broker nonvotes are not counted for purposes of the election of directors.

o Approval of each other item requires the affirmative vote of the owners of a majority of the shares present in person or represented by proxy and entitled to vote. An abstention has the effect of a vote against the proposals. A broker nonvote is not counted for purposes of approving these proposals.



19

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

OTHER MATTERS. We know of no other matters to be presented at the annual meeting. However, if anyone properly presents other matters for a vote at the meeting, including, among other things, a motion to adjourn the meeting to another time or place, the proxies will vote the shares represented by properly executed proxy cards according to their judgment on those matters.

SOLICITATION OF PROXIES. The accompanying proxy is solicited by the board of directors for use at the May 21, 2004, annual meeting and for use when the meeting reconvenes if it is adjourned or postponed. We will bear the expense of soliciting proxies. Directors, officers, and regular employees of May may solicit proxies personally, from and through registered owners, nominees, and others acting as principals and as intermediaries. They may solicit proxies by any means, including U.S. mail, telephone, facsimile, or electronic mail.

     We have retained D.F. King & Co., Inc. to assist in soliciting proxies for a fee of $19,500 plus out-of-pocket expenses. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to the beneficial owners of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act requires executive officers and directors to file reports of holdings and transactions in May common stock with the SEC. Based on a review of copies of reports provided to us, we believe that our executive officers and directors satisfied all reporting requirements for fiscal 2003.

SHAREOWNER COMMUNICATIONS WITH DIRECTORS. You may send correspondence to our board of directors or to any individual director to the following address:
Board of Directors, The May Department Stores Company, c/o Richard A. Brickson, Corporate Secretary, 611 Olive Street, St. Louis, MO 63101-1799. Mr. Brickson will review the correspondence and give a summary to the board or the director to whom it is addressed.

2005 SHAREOWNER PROPOSALS. If you wish to submit a proposal to be included in the proxy statement for the annual shareowners' meeting in 2005, we must receive it on or before December 22, 2004. You should follow the procedures described in Rule 14a-8 of the Securities Exchange Act and send the proposal to our principal executive offices: The May Department Stores Company, 611 Olive Street, St. Louis, MO 63101-1799, Attention: Secretary.

     If you wish to bring matters before shareowners at the 2005 annual meeting other than pursuant to the procedures in Rule 14a-8, you must satisfy the following requirements under our by-laws:

o you must notify the secretary in writing between February 6, 2005, and February 21, 2005; and

o your notice must contain the specific information required by our by-laws.

     We retain discretion to vote proxies on a proposal filed within these deadlines provided (i) we include in the proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion, and (ii) the proponent does not issue a proxy statement.

     For a copy of our by-laws, please write our secretary at the address given above.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. PLEASE FILL OUT, SIGN, DATE, AND RETURN YOUR PROXY CARD, OR VOTE BY THE INTERNET OR BY PHONE AS SOON AS POSSIBLE. WE APPRECIATE YOUR COOPERATION IN GIVING THIS MATTER YOUR IMMEDIATE ATTENTION.

By order of the board of directors.





                                                                          20

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                                 APPENDIX A
                          AUDIT COMMITTEE CHARTER


FUNCTION
--------

     The audit committee shall assist the board in its oversight of

     (i)   the integrity of the Company's financial statements;
     (ii)  the Company's compliance with legal and regulatory requirements;
     (iii) the independent auditor's qualifications and independence; and
     (iv) the performance of the Company's internal audit function and independent auditors.

     In addition, the committee shall aid management's efforts to enhance the quality of the Company's controls and shall work to provide appropriate avenues of communication between the board of directors and the Company's independent auditor and internal auditors. The committee shall prepare a report required by the rules of the SEC to be included in the Company's proxy statement.

COMPOSITION AND TERM
--------------------

     The committee shall be a committee of the board and shall consist of no fewer than three members, who shall meet the independence and experience requirements of the New York Stock Exchange, of Section 10A(m)(3) of the Securities Exchange Act of 1934 and of the rules and regulations of the Securities and Exchange Commission. At least one member of the audit committee shall be a financial expert, as defined by the SEC. Audit committee members shall not, without express approval of the board, simultaneously serve on the audit committees of more than two other public companies.

     Committee members shall be appointed by the board, upon the recommendation of the nominating and governance committee, and shall serve at the pleasure of the board. The chairman shall be designated by the board.

ADMINISTRATIVE MATTERS
----------------------

     The committee shall meet as often as it determines is necessary, but not less frequently than quarterly. The committee shall report to the board of directors at the first board meeting following each such committee meeting.

     The committee shall provide management, the internal auditors and the independent auditor with periodic opportunities to meet privately with the committee. The committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the committee or to meet with any members of, or consultants to, the committee.

     The committee may form and delegate authority to subcommittees consisting of one or more members, when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that such subcommittee presents any decisions to grant preapprovals to the full committee at its next scheduled meeting.

     The committee may retain its own independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the committee, to pay compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the committee.

DUTIES AND RESPONSIBILITIES
---------------------------

     The committee shall:

     WITH RESPECT TO THE INDEPENDENT AUDITOR:
     ---------------------------------------

     1. appoint or replace the independent auditor, subject to shareowner ratification, and shall be directly responsible for the compensation and oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services. The independent auditor shall report directly to the committee.

     2. preapprove all auditing services and all non-audit services permitted by applicable law to be performed for the Company by the independent auditor (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(b) of the 1934 Act which are approved by the committee prior to the completion of the audit) including
(i) the proposed fees and terms thereof, (ii) the proposed risk assessment process in establishing the scope of the examination and (iii) the proposed reports to be rendered.

     Any such non-audit services can not have contingent fee type terms.

     WITH RESPECT TO FINANCIAL STATEMENTS AND DISCLOSURE MATTERS:
     -----------------------------------------------------------

     3. review the results of the quarterly reviews and the year-end audit of the Company, including

     - the audit report, the published financial statements, the management representation letter, the "Memorandum Regarding Accounting Procedures and Internal Control" prepared by the independent auditor, any other pertinent reports and management's responses concerning that memorandum and any other reports;
     - any material accounting issues among management, the Company's internal audit staff and the independent auditor, and
     - other matters required to be communicated to the committee under generally accepted auditing standards by the independent auditor;

     4. review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis and recommend to the board whether the audited financial statements should be included in the

Company's annual report on Form 10-K (and incorporate this recommendation into the annual proxy statement as required by SEC rules);

     5. review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of the Company's quarterly report on Form 10-Q, including the results of the independent auditor's reviews of the quarterly financial statements;

     6. discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies;

     7. review and discuss reports from the independent auditor on:

     -   all critical accounting policies and practices to be used;
     - all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and
     - other material written communications to management, such as any management letter or schedule of unadjusted differences;

     8. discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies; such discussions may be done generally, consisting of discussing the types of information to be disclosed and the types of presentations to be made;

     9. discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements;

     10. discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies;

     11. discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management; and

     12. review disclosures made to the committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

     WITH RESPECT TO OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE
     ----------------------------------------------------------------
INDEPENDENT AUDITOR:
-------------------

     13. review and evaluate the lead partner of the independent auditor engagement team;

     14. (a) obtain and review a report from the independent auditor at least annually regarding

     -   the independent auditor's internal quality-control procedures,
     - any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,
     -   any steps taken to deal with any such issues, and
     -   all relationships between the independent auditor and the Company;

         (b) evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence and taking into account the opinions of management and internal auditors; and

         (c) present its conclusions with respect to the independent auditor to the board;

     15. ensure the rotation of audit partners as required by law, and consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent audit firm on a regular basis;

     16. review and recommend to the board the Company's policies for hiring employees or former employees of the independent auditor who participated in any capacity in the audit of the Company;

     17. discuss with the independent auditor the financial reporting issues and matters of audit quality and consistency on which they consulted their national office; and

     18. meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

WITH RESPECT TO OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION:
------------------------------------------------------------------

     19. review the appointment and replacement of the senior internal audit executive;

     20. review the coordination between the independent auditor and internal auditors and review the risk assessment process, scopes and procedures of the Company's internal audit work and whether such risk assessment process, scopes and procedures are adequate to attain the internal audit objectives, as determined by management and approved by the committee;

                                                                         A-2


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


     21. review the significant reports to management prepared by the internal audit department and management responses;

     22. discuss with the senior independent audit executive and management the internal audit department responsibilities and budget, the quality and composition of the internal audit staff and any recommended changes in the planned scope of the internal audit; and

     23. review and approve the internal audit charter at least annually.

WITH RESPECT TO COMPLIANCE OVERSIGHT RESPONSIBILITIES:
-----------------------------------------------------

     24. obtain from the independent auditor assurance that Section 10A(b) of the 1934 Act has not been violated;

     25. review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

     26. discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies;

     27. meet annually with general counsel, and outside counsel when appropriate, to review legal and regulatory matters, if any, that may have a material impact on the financial statements or the Company's compliance procedures;

     28. (a) review annually the distribution and acknowledgment process related to the Policy on Business Conduct and review the results of the Company's internal audit work of this process, including the types of exceptions reported by associates;

         (b) obtain reports from management, the senior internal audit executive and the independent auditor that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company's Policy on Business Conduct;

         (c) review reports and disclosures of insider and affiliated party transactions; and

         (d) advise the board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Policy on Business Conduct;

     29. review annually the Company's policies and procedures with respect to officers' travel and entertainment expenses and corporate jet usage and consider the results and recommendations of any audit work in these areas performed by the independent auditor and internal auditors;

     30. review and assess the adequacy of its charter at least annually and recommend any changes to the board; and

     31. perform an annual performance evaluation of the committee.

LIMIT OF COMMITTEE'S ROLE
-------------------------

     While the committee has the responsibilities and powers set forth in this charter, it is not the committee's duty to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

DISCLOSURE
----------

     This charter will be made available on the Company's Web site, at www.maycompany.com.

A-3


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

                                 APPENDIX B
       EXECUTIVE INCENTIVE COMPENSATION PLAN FOR CORPORATE EXECUTIVES
                          (AMENDED MARCH 19, 2004)


     This document constitutes and sets forth the terms of The May Department Stores Company Executive Incentive Compensation Plan for Corporate Executives, as amended March 19, 2004.

     Section 1. PURPOSES OF THE PLAN. The purposes of the Plan are (i) to provide a means to attract, retain and motivate talented personnel and (ii) to provide to participating management employees added incentive for high levels of performance and for additional effort to improve the Company's financial performance. Payments of Awards are intended to qualify for tax deductibility under the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding any other provisions of this Plan, if any decision must be made before a specified date in order for payments to qualify for such tax deductibility under the tax rules in effect from time to time, then such decision is to be made before such date.

     Section 2. DEFINITIONS. Whenever used herein, the following terms shall have the following meanings:

-    "Award" means an award made pursuant to the Plan.

-    "Award Summary" means the Award Summary established pursuant to
     Section 4(A).

-    "Board" means the Board of Directors of the Company.

- "Committee" means a committee designated by the Board, which shall consist of not less than three members of the Board who shall be appointed by and serve at the pleasure of the Board and who shall be "outside" directors within the meaning of Section 162(m) of the Code.

-    "Company" means The May Department Stores Company, a Delaware corporation.

- "Disability" means the inability of a Participant to perform the normal duties of the Participant's regular occupation.

-    "Fiscal Year" means the fiscal year of the Company.

- "Participant" means an individual who has been designated to participate in the Plan in accordance with Section 3 of the Plan.

- "Performance Formula" means, for a Performance Period, one or more objective formulas established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained with respect to one or more Performance Measures. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

- "Performance Goal" means the level of performance, whether absolute or relative to a peer group or index, established by the Committee as the performance standard for a Performance Measure. Performance Standards may vary from Performance Period to Performance Period, and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

- "Performance Measure" means one or more of the following measures selected by the Committee to measure Company, Subsidiary or division performance for a Performance Period:

     -   revenue
     -   earnings per share (either basic or diluted)
     -   operating income
     -   net income (either before tax or after tax)
     -   net income before interest and taxes
     -   net income before interest, taxes, depreciation and amortization
     -   return on net assets
     -   return on sales
     -   return on equity
     -   return on invested capital
     -   cash flow
     -   net cash provided by operations
     -   stock price
     -   total shareowner return
     -   customer satisfaction.

     Each such financial measure shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company, and, if so determined by the Committee and to the extent permitted under the Code by Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

- "Performance Period" means one or more periods of time (of not less than one fiscal year of the Company) as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's rights in respect of an Award with respect thereto. A Performance Period may overlap with prior and subsequent Performance Period, and the commencement or conclusion of a Performance Period may coincide with the commencement or conclusion of another Performance Period.

- "Plan" mean The May Department Stores Company Executive Incentive Compensation Plan for Corporate Executives.

                                                                         B-1


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


- "Retirement" means, as to a Participant, retirement as that word is defined in any retirement plan sponsored by the Company or any Subsidiary which is applicable to such Participant.

-    "Stock" means the common stock of the Company.

- "Subsidiary" means a subsidiary corporation of the Company within the meaning of Section 425(f) of Code.

     Section 3. ELIGIBILITY. Management employees of the Company and its Subsidiaries shall be eligible to participate in the Plan. The Committee may, in its sole discretion, designate any such management employee as a Participant for one or more Performance Periods. Designation of an individual as a Participant for any Performance Period shall not require designation of such individual as a Participant in any other Performance Period, and designation of one individual as a Participant shall not require designation of any other individual as a Participant for such Performance Period or for any other Performance Period.

     Section 4. AWARDS. (A) AWARD SUMMARIES. For each Performance Period, the Committee shall establish, in writing, an Award Summary for each Employee who is a Participant with respect to such Performance Period. The Award Summary shall set forth the applicable

     -   Performance Formula(s),
     -   Performance Goals,
     -   Performance Measure(s), and
     -   Performance Period

and such other information as the Committee may determine. Once established for a Performance Period, an Award Summary may not be amended or otherwise modified if and to the extent that such amendment or modification would cause the compensation payable pursuant to such Award to fail to constitute qualified performance based compensation under Code Section 162(m). Award Summaries may vary from Performance Period to Performance Period and from Participant to Participant.

     (B) DETERMINATION OF AWARDS. As soon as practicable after the close of each Performance Period, the amount of the Award, if any, earned by a Participant for such Performance Period shall be determined in accordance with the Participant's Performance Formula(s). A Participant shall be eligible to receive a payment for an Award that results under the Performance Formula from applying the actual performance achieved with respect to the Performance Goal(s) for such Performance Period. All determinations regarding the achievement of Performance Goals(s) and the amounts earned will be made and certified in writing by the Committee.

     (C) DISCRETIONARY ADJUSTMENT OF AWARDS. If the Committee determines, in its absolute discretion, that an Award payable to a Participant in accordance with the other terms of the Plan should be adjusted, downwards (but not upward), based on all the facts and circumstances known to the Committee at the time, then the Committee may, in its sole and absolute discretion, decrease any such Award to such amount as it determines, subject to Section 4(D) of this Plan.

     (D) MAXIMUM AWARDS. Anything in this Plan to the contrary notwithstanding, the maximum Award payable to any Participant shall be

-    with respect to a one-Fiscal-Year Performance Period:    $5,000,000
-    with respect to a multi-Fiscal-Year Performance Period:  $5,000,000

     Section 5. PAYMENT OF AWARDS. (A) Awards shall be payable in cash within three months after the close of the Performance Period to which the Award relates, or as soon after the amount thereof has been determined and certified in accordance with Section 4(B) of the Plan as practicable.

     (B) A Participant may elect to defer all or a portion of an Award by making such election under the Deferred Compensation Plan with respect to such Award. Such election must be made not later than December 31 of the calendar year preceding the commencement of the Performance Period, as appropriate.

     (C) The Company shall have the right to deduct any sums that federal, state or local tax laws require to be withheld with respect to any payment of Awards.

     Section 6. TERMINATION OF EMPLOYMENT. (A) DEATH, DISABILITY, RETIREMENT WITH CONSENT. If the Participant (i) dies while employed, (ii) becomes disabled while employed or (iii) retires with the written consent of the Company, the Participant shall be entitled:

     - for the one-Fiscal-Year Performance Period in which the event occurs, to an Award equal to the Award otherwise payable (if any) prorated to the end of the fiscal month in which such event occurs, and
     - for any multi-Fiscal-Year Performance Period in which the event occurs, to an Award equal to the Award otherwise payable (if any) prorated to the end of the fiscal month in which such event occurs.

     (B) RETIREMENT WITHOUT WRITTEN CONSENT, TERMINATION AT THE END OF AN EMPLOYMENT AGREEMENT OR TERMINATION WITHOUT AN EMPLOYMENT AGREEMENT. If a Participant (i) retires without the consent of the Company, (ii) terminates employment at the end of the term of a then-current written employment agreement with the Company or with a Subsidiary or (iii) terminates employment at a time when the Participant does not have an employment agreement with the Company or with a Subsidiary, the Participant shall be entitled

     - for the one-Fiscal-Year Performance Period in which the event occurs, to an Award equal to the Award otherwise payable (if any) prorated to the end of the fiscal month in which such event occurs, and
     - for any multi-Fiscal Year Performance Period in which the event occurs, to no Award at all. The Participant shall forfeit any right or entitlement to any Award with respect to any multi-Fiscal-Year Performance Period which has not been completed on the date of event. Any Award for a Performance Period which ended prior to the event shall remain unaffected.

B-2


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


     (C) TERMINATION OF EMPLOYMENT DURING THE TERM OF AN EMPLOYMENT AGREEMENT WITH CONSENT. If a Participant terminates employment before the end of the term of the Participant's then-current written employment agreement (if any) with the Company or Subsidiary, with the written consent of the Company, the Participant shall be entitled:

     - for the one-Fiscal-Year Performance Period in which the event occurs, to an Award equal to the Award otherwise payable (if any) prorated to the end of the fiscal month in which such event occurs; provided, however, that if the term of the Participant's then-current employment agreement is due to expire during that Fiscal Year, then the Annual Award shall be prorated to the end of the fiscal month in which such term is due to expire, and
     - for any multi-Fiscal-Year Performance Period in which the event occurs, to an Award equal to the Award otherwise payable (if any) prorated to the end of the fiscal month in which such event occurs; provided, however, that if the term of the Participant's then-current employment agreement (if any) with the Company is otherwise due to expire during any such period, then the Award with respect to such period shall be prorated to the end of the calendar month in which such term is due to expire.

     (D) OTHER TERMINATION OF EMPLOYMENT WITHOUT CONSENT. If a Participant not otherwise covered by this Section 9 before the end of the term of the then-current written employment agreement (if any) with the Company or Subsidiary, terminates employment without the written consent of the Company, the Participant shall not be entitled to any Award with respect to any Performance Period which has not been completed as of the date of such termination of employment. The Participant shall forfeit any right or interest in any Award for any such Performance Period. Awards with respect to Performance Periods which ended prior to the date of such termination of employment shall remain unaffected.

     (E) GENERAL. (i) For purposes of this Section 6, the term "written consent of the Company" shall refer to an express written consent of the Company, duly executed by the Company, which, by its own terms, expressly refers to this Section 6 of the Plan.

     (ii) The Award for any Performance Period shall be determined (and averages used in that determination, if any, shall be calculated)

     -   at the end of the Fiscal Year in which the event occurs, and
     - based only on the Fiscal Year in which the event occurs and any preceding Fiscal Years otherwise included in the Performance Period.

     Section 7. TRANSFERS AND CHANGES IN RESPONSIBILITIES. If (i) a Participant becomes eligible for another bonus plan of the Company, or (ii) an executive in another plan of the Company becomes eligible for this Plan, then the maximum amount that such person would be entitled to receive under this Plan shall be the Award for the entire Performance Period in which the event occurred, subject to the Committee's right under Section 4(C) to adjust such Awards downward in such a way that the Committee deems fair and equitable based on the performance of Participant while participating in the other bonus plan of the Company.

     Section 8. RIGHTS OF PARTICIPANTS AND BENEFICIARIES. (A) Nothing contained in the Plan shall confer upon any Participant any right to continue in the employ of the Company or constitute any contract or agreement of employment or interfere in any way with the right of the Company to terminate or change the conditions of employment.

     (B) The Company shall pay all amounts payable hereunder only to the Participant or his or her personal representatives. In the event of the death of a Participant, payments of all amounts otherwise due to the Participant under the Plan shall be made to the Participant's beneficiary at the time of death under the Company Paid Life Insurance Plan of The May Department Stores Company or to such other beneficiary as the Participant shall have designated, in writing, for purposes of this Plan on a form provided by the Company.

     (C) Subject to the provisions of Section 8(D), rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy or charge, and any attempt to do so shall be void; nor shall any such amounts be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant or his or her beneficiaries.

     (D) Nothing in this Section 8 shall prohibit the personal representatives of a Participant from designating that any amount that would otherwise be distributed to the Participant's estate should be distributed in accordance with the terms of the Participant's last will and testament or pursuant to the laws of descent and distribution.

     Section 9. UNFUNDED CHARACTER OF THE PLAN. The right of a Participant to receive any Award hereunder shall be an unsecured claim against the general assets of the Company. Nothing in the Plan shall require the Company to invest any amounts in Stock or in any other medium.

     Section 10. CHANGES IN CAPITAL STRUCTURE. In the event that there is any change in the Stock through merger, consolidation, reorganization, recapitalization, spin-off or otherwise, or if there shall be any dividend on the Stock, payable in such Stock, or if there shall be a stock split or combination of shares, then any Performance Formula which includes common stock shall be adjusted by the Committee as it deems desirable, in its absolute discretion, to prevent dilution or enlargement of the rights of Participants. The issuance of Stock for consideration and the issuance of Stock rights shall not be considered a change in the Company's capital structure.

     Section 11. AMENDMENT OR TERMINATION. The Committee may, by resolution, amend or terminate the Plan at any time. Any amendment necessary to bring the Plan into compliance with Section 162(m) of the Code and any regulations thereunder shall not require shareowner approval and the effectiveness of such amendment shall be as of the effective date of the provision in Section 162(m) of the Code or regulations thereunder giving rise to the amendment. However, (i) shareowner approval shall be sought for any changes to the Plan which would require shareowner approval under Section 162(m) of the Code and
(ii) except as provided in the preceding sentence, the Committee may not, without the consent of the Participant, amend or terminate the Plan in such a manner as to affect adversely any Award which would have been payable, based on the terms of the Plan immediately prior to any such amendment or termination, for any Performance Period which has already commenced as of the effective date of the amendment or termination.

TWO EASY, CONVENIENT WAYS TO VOTE!
ALSO, YOU CAN RECEIVE FUTURE PROXY MATERIALS AND ANNUAL
REPORTS VIA THE INTERNET                                          [MAY logo]

VOTE BY INTERNET

It is fast and convenient, and your vote is immediately confirmed and posted.

FOLLOW THESE THREE EASY STEPS TO VOTE ONLINE:

1.   Read the accompanying proxy statement and voting form.

2.   Go to the Web site www.proxyvote.com.

3.   Follow the instructions provided.

In addition, after you vote, you can sign up to receive future proxy materials and annual reports via the Internet.

FOLLOW THESE FOUR EASY STEPS TO SIGN UP FOR ELECTRONIC DELIVERY OF PROXY MATERIALS AND ANNUAL REPORTS:

1. Above where you click for the final submission of your vote, you will find information on electronic delivery of proxy materials. Please read this section completely.

2. To proceed with this option, choose and enter a four-digit Personal Identification Number (PIN).

3.   Click the final Submission button at the bottom of the page.

4. Before all subsequent shareowner meetings you will receive an email providing information on where to locate May's annual report and proxy statement online and how to vote your shares online.


VOTE BY TELEPHONE

Call TOLL-FREE on a touch-tone phone using the 800 number shown on your voting form.

FOLLOW THESE THREE EASY STEPS TO VOTE VIA TELEPHONE:

1.   Read the accompanying proxy statement and voting form.

2.   Call the toll-free number shown on your voting form.

3.   Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!
Go to www.proxyvote.com or call the 800 number shown on your voting form.
Anytime!



              IF YOU VOTE YOUR PROXY VIA INTERNET OR TELEPHONE,
                       DO NOT RETURN YOUR VOTING FORM.

MAY

The May Department Stores Company encourages you to take advantage of two convenient ways to vote. You may vote 24 hours a day, seven days a week, either over the Internet or using a touch-tone telephone. Your Internet or telephone vote authorizes the named proxies to vote shares in the same manner as if you marked, signed and returned your proxy card. If you vote by Internet or telephone, you do not need to mail back your proxy card.

IF YOU VOTE OVER THE INTERNET, YOU MAY ALSO ELECT TO RECEIVE FUTURE ANNUAL REPORTS AND PROXY STATEMENTS VIA THE INTERNET.

INTERNET
--------
- Go to www.proxyvote.com.
- Have this proxy card in hand.
- Follow the simple instructions.

TELEPHONE
---------
- Using a touch-tone telephone, dial 1-800-690-6903.
- Have this proxy card in hand.
- Follow the simple recorded instructions.

MAIL
----
- Mark and sign the proxy card below.
- Detach the proxy card.
- Return the proxy card in the postage-paid envelope provided.



---------------------------------------------------------
ADMISSION TICKET
This is your Admission Ticket to May's 2004
Annual Meeting of Shareowners.

---------------------------------------------------------



Please mark all choices like this   /   /
------------------------------------------------------------------------------

Fold and detach Proxy Card here if you are not voting by Internet or telephone.

-------------------------------------------------------------------------------

MAY The directors recommend a vote FOR items (a),(b),(c) and (d). The directors recommend a vote AGAINST item (e).

ELECTION OF DIRECTORS:
(a)      (01) Eugene S. Kahn, (02) Helene L. Kaplan, (03) James M. Kilts,
         (04) Russell E. Palmer, (05) William P. Stiritz

For      Withhold     For All    To withhold authority to vote, mark "For All
All      All          Except:    Except" and write the nominees's number on
                                 the line below.

/ /        / /          / /      --------------------------------

DIRECTORS RECOMMEND A VOTE FOR ITEM (b).
                                                      For   Against   Abstain
(b)      Ratification of the appointment              / /     / /       / /
         of independent accountants.

DIRECTORS RECOMMEND A VOTE FOR ITEM (c).
                                                      For   Against   Abstain
(c)      Proposal to amend May's Executive            / /     / /       / /
         Incentive Compensation Plan for
         Corporate Executives.

DIRECTORS RECOMMEND A VOTE FOR ITEM (d).
                                                      For   Against   Abstain
(d)      Proposal to amend May's 1994 Stock           / /     / /       / /
         Incentive Plan.

DIRECTORS RECOMMEND A VOTE AGAINST ITEM (e).
                                                      For   Against   Abstain
(e)      Proposal by a shareowner concerning          / /     / /       / /
         a classified board.



---------------------------------------------------

---------------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]             Date


---------------------------------------------------

---------------------------------------------------
Signature (Joint Owners)                       Date

Fold and detach Proxy Card here if you are not voting by Internet or telephone.

-------------------------------------------------------------------------------

                                    PROXY
                      THE MAY DEPARTMENT STORES COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 21, 2004.

By signing this card, the undersigned appoints each of Eugene S. Kahn, Alan
E. Charlson, and Richard A. Brickson, as proxy, with full power of substitution, to vote all common shares of the undersigned in The May Department Stores Company at the May 21, 2004, annual meeting of shareowners, or when the meeting reconvenes if it is adjourned or postponed, on all subjects that may properly come before the meeting, subject to the directions on the other side of this card. This card is also the undersigned's voting instruction for any and all shares held of record by The Bank of New York for the undersigned's account in our Dividend Reinvestment Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

         o        FOR ELECTION OF ALL LISTED DIRECTOR NOMINEES,
         o        FOR PROPOSALS (b), (c) AND (d), AND
         o        AGAINST PROPOSAL (e).

IF NO DIRECTIONS ARE GIVEN, AND THIS SIGNED CARD IS RETURNED, THE UNDERSIGNED UNDERSTANDS THAT THE PROXIES WILL VOTE IN ACCORDANCE WITH RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN EACH PROXY'S DISCRETION ON ANY OTHER MATTERS THAT ARE PROPERLY RAISED AT THE MEETING OR WHEN THE MEETING RECONVENES IF IT IS ADJOURNED OR POSTPONED. See "Proxy Statement - General - Other Matters" in May's proxy statement for the 2004 annual meeting.

THE NOMINEES FOR THE BOARD OF DIRECTORS ARE EUGENE S. KAHN, HELENE L. KAPLAN, JAMES M. KILTS, RUSSELL E. PALMER AND WILLIAM P. STIRITZ.

Please vote by Internet or telephone, or sign the other side of this card and return it promptly in the enclosed return envelope to: The May Department Stores Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

MAY

The May Department Stores Company encourages you to take advantage of two convenient ways to instruct the Trustee on how to vote. You may give those instructions 24 hours a day, seven days a week through May 14, 2004, either over the Internet or using a touch-tone telephone. Your Internet or telephone instructions authorizes the Trustee to vote in the same manner as if you marked, signed and returned this voting instruction card. If you give those instructions by Internet or telephone you do not need to mail back your voting instruction card.

IF YOU VOTE OVER THE INTERNET, YOU MAY ALSO ELECT TO RECEIVE FUTURE ANNUAL REPORTS AND PROXY STATEMENTS VIA THE INTERNET.

INTERNET
--------
- Go to www.proxyvote.com.
- Have this voting instruction card in hand.
- Follow the simple instructions.

TELEPHONE
---------
- Using a touch-tone telephone, dial 1-800-690-6903.
- Have this voting instruction card in hand.
- Follow the simple recorded instructions.

MAIL
----
- Mark and sign the voting instruction card below.
- Detach the voting instruction card.
- Return the voting instruction card in the postage-paid envelope provided.



Please mark all choices like this /   /
------------------------------------------------------------------------------

Fold and detach Voting Instruction Card here if you are not giving your instructions by Internet or telephone.

----------------------------------------------------------------------------

MAY The directors recommend a vote FOR items (a), (b), (c) and (d). The directors recommend a vote AGAINST item (e).

ELECTION OF DIRECTORS:
(a)      (01) Eugene S. Kahn, (02) Helene L. Kaplan, (03) James M. Kilts,
         (04) Russell E. Palmer, (05) William P. Stiritz

For      Withhold     For All     To withhold authority to vote, mark "For All
All      All          Except:     Except" and write the nominees's number on
                                  the line below.

/ /        / /          / /        --------------------------------

DIRECTORS RECOMMEND A VOTE FOR ITEM (b).
                                                      For   Against   Abstain
(b)      Ratification of the appointment              / /     / /       / /
         of independent accountants.

DIRECTORS RECOMMEND A VOTE FOR ITEM (c).
                                                      For   Against   Abstain
(c)      Proposal to amend May's Executive            / /     / /       / /
         Incentive Compensation Plan for
         Corporate Executives.

DIRECTORS RECOMMEND A VOTE FOR ITEM (d).
                                                      For   Against   Abstain
(d)      Proposal to amend May's 1994 Stock          / /      / /       / /
         Incentive Plan.

DIRECTORS RECOMMEND A VOTE AGAINST ITEM (e).
                                                      For   Against   Abstain
(e)      Proposal by a shareowner concerning          / /     / /       / /
         a classified board.



---------------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]             Date


---------------------------------------------------

---------------------------------------------------
Signature (Joint Owners)                       Date

Fold and detach Voting Instruction Card here if you are not giving your instructions by Internet or telephone.

------------------------------------------------------------------------------

CONFIDENTIAL VOTING INSTRUCTIONS TO THE BANK OF NEW YORK AS TRUSTEE UNDER THE MAY DEPARTMENT STORES COMPANY PROFIT SHARING PLAN

By signing this card, I instruct the Trustee to vote all shares of common stock of The May Department Stores Company represented by units credited to my account in the May Common Stock Fund of the Profit Sharing Plan and all shares of ESOP Preference Shares of the company credited to my account in the ESOP Preference Fund of the Profit Sharing Plan at the May 21, 2004 annual meeting of shareowners, or when the meeting reconvenes if it is adjourned or postponed, on all subjects that may properly come before the meeting, subject to the directions on the other side of this card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

         o        FOR ELECTION OF ALL LISTED DIRECTOR NOMINEES,
         o        FOR PROPOSALS (b), (c) AND (d), AND
         o        AGAINST PROPOSAL (e).

IF NO DIRECTIONS ARE GIVEN, AND THIS SIGNED CARD IS RETURNED, I UNDERSTAND THAT THE TRUSTEE WILL VOTE IN ACCORDANCE WITH RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN ITS DISCRETION ON ANY OTHER MATTERS THAT ARE PROPERLY RAISED AT THE MEETING OR WHEN THE MEETING RECONVENES IF IT IS ADJOURNED OR POSTPONED. See "Proxy Statement - General - Other Matters" in May's proxy statement for the 2004 annual meeting. If my voting instructions are not received by the Trustee on or before May 14, 2004, the Trustee will vote the shares in the same proportion as the other shares held by the Trustee are voted pursuant to instructions received from other participants in the Profit Sharing Plan.

THE NOMINEES FOR THE BOARD OF DIRECTORS ARE EUGENE S. KAHN, HELENE L. KAPLAN, JAMES M. KILTS, RUSSELL E. PALMER AND WILLIAM P. STIRITZ.

Please give your instructions by Internet or telephone, or sign the other side of this card and return it promptly in the enclosed return envelope to:
The May Department Stores Company, c/o ADP, 51 Mercedes Way, Edgewood, NY
11717.

     Page 11 of the proxy statement contains a Performance Graph. The information contained within the graph is presented in a tabular format immediately following the graph.